SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Macy’s, Inc.

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MACY’S, INC.

7 West Seventh Street Cincinnati, Ohio 45202

and

151 West 34th Street New York, New York 10001

March 31, 2010

To the Shareholders:

It is my privilege to invite you to attend Macy’s 2010 annual meeting of shareholders. We are holding the annual meeting on Friday, May 14, 2010, at 11:00 a.m., Eastern Daylight Savings Time, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. We are enclosing the official notice of meeting, proxy statement and form of proxy with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.

Your vote is important and we want your shares to be represented at the meeting. Accordingly, we encourage you to read the proxy statement and cast your vote promptly by following the instructions on the enclosed proxy card.

We appreciate your continued confidence in and support of Macy’s, Inc.

Sincerely,

TERRY J. LUNDGREN Chairman of the Board, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202

and

151 West 34th Street, New York, New York 10001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on May 14, 2010

To the Shareholders:

Macy’s hereby gives notice that the annual meeting of its shareholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 14, 2010, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items to be acted on at the annual meeting are:

1.	The election of ten members of Macy’s board of directors;

2.	The proposed ratification of the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 29, 2011;

3.	The proposed approval of an amendment and restatement of the Company’s Certificate of Incorporation;

4.	A shareholder proposal regarding majority voting in director elections, if properly presented at the meeting; and

5.	Such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

We recommend that you vote “For” the election of each director nominee, “For” items 2 and 3, and “Against” item 4. Each of these matters is more fully described in the attached proxy statement. The proxy statement and our annual report on Form 10-K are also available for your review at: www.proxyvote.com and www.macysinc.com/shareholders.

The Board of Directors has fixed March 19, 2010 as the record date for the determination of shareholders entitled to vote at the annual meeting or any postponements or adjournments of the annual meeting.

DENNIS J. BRODERICK Secretary

March 31, 2010

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. MACY’S RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST FIRST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BANK, BROKER OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202

and

151 West 34th Street, New York, New York 10001

PROXY STATEMENT

Macy’s board of directors (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Macy’s shareholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 14, 2010, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponement or adjournment of the annual meeting for the purposes set forth in the accompanying notice of meeting. We will begin mailing the proxy statement, the notice of meeting and accompanying proxy on April 12, 2010.

GENERAL

The record date for the annual meeting is March 19, 2010. If you were a holder of record of shares of Macy’s common stock at the close of business on the record date you are entitled to vote those shares at the annual meeting. You are entitled to one vote for each share of Macy’s common stock you owned on the record date on each of the matters listed in the notice of meeting. As of the record date, [            ] shares of Macy’s common stock were outstanding. This number excludes shares held in the treasury of Macy’s.

The Board has adopted a policy under which all voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to Macy’s officers, directors or employees or to third parties except as described below. Voting materials may be disclosed in any of the following circumstances:

•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain shareholder confidentiality as provided in the policy;

•	in those instances in which shareholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Macy’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•

in respect of a shareholder proposal that Macy’s Nominating and Corporate Governance Committee of the Board, referred to as the NCG Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Macy’s and its shareholders; and

•	in the event that representatives of Macy’s determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.

The policy described above will apply to the annual meeting.

A quorum of shareholders is necessary to hold a valid annual meeting. The holders of a majority of the Macy’s common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for the transaction of business at the meeting. Macy’s will treat all shares of Macy’s common stock represented at the meeting, including abstentions and “broker non-votes,” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Macy’s will treat abstentions and broker non-votes as shares not voted for purposes of determining whether the requisite vote on a matter has been obtained with respect to all matters other than Item 3. The affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of Macy’s common stock represented at the annual meeting and actually voted is required for the approval of such matters. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. The affirmative vote of 80% of the outstanding shares of Macy’s common stock entitled to vote at the meeting is required for the approval of the matter described in Item 3. Consequently, abstentions and broker non-votes will have the effect of votes against such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of Macy’s common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the beneficial owner of such shares has not instructed the broker, bank or nominee on how to vote on a particular proposal, and with respect to which the broker, bank or nominee does not have discretionary voting power on such proposal.

All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:

•	FOR the director nominees identified below;

•	FOR the ratification of the appointment of Macy’s independent registered public accounting firm;

•	FOR the proposal to approve the amendment and restatement of Macy’s Certificate of Incorporation; and

•	AGAINST the shareholder proposal regarding majority voting in director elections.

You may vote in person at the annual meeting or by proxy. Macy’s recommends that you vote by proxy even if you plan to attend the annual meeting. You have three options for voting by proxy:

•

Internet:    You can vote over the Internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

•

Telephone:    You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. When you vote by telephone, you should not return your proxy card.

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. The Internet and telephone proxy procedures are designed to authenticate your identity, to allow you to give your proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Savings Time, on Thursday, May 13, 2010. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions you have previously given over the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting; however, you must first obtain a signed and properly executed proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting. Without your instructions, your broker or brokerage firm is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 3 and 4). Prior to 2010, the election of directors was considered a routine matter for which brokers and brokerage firms were permitted to vote your uninstructed shares. Beginning this year, they are no longer permitted to vote your uninstructed shares for the election of directors. Therefore, the Company encourages you to give voting instructions to your broker or brokerage firm on all matters being considered at the meeting.

If you participate in Macy’s Profit Sharing 401(k) Investment Plan you will receive a voting instruction card for the Macy’s common stock allocated to your account in the plan. You may instruct the plan trustee on how to vote your proportional interest in any Macy’s shares held by the plan by signing, dating and mailing the enclosed voting instruction card, or by submitting your voting instructions by telephone or over the Internet. The plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee for the plan, subject to its fiduciary obligations under ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Savings Time, on Wednesday, May 12, 2010.

You may revoke your proxy at any time by:

•	submitting evidence of your revocation to the Corporate Secretary of Macy’s;

•	voting again over the Internet or by telephone;

•	signing another proxy card bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	voting in person at the annual meeting, although attendance at the annual meeting will not, in itself, revoke a proxy.

STOCK OWNERSHIP

Certain Beneficial Owners.    The following table sets forth information as to the beneficial ownership of each person known to Macy’s to own more than 5% of Macy’s outstanding common stock as of December 31, 2009.

Name and Address	Date of Most Recent Schedule 13G Filing	Number of Shares	Percent of Class
AXA Financial, Inc. (“AXA Financial”) 1290 Avenue of the Americas New York, NY 10104(1)	February 12, 2010	33,728,798	8.0%

BlackRock, Inc. (“BlackRock”) 40 East 52nd Street New York, NY 10022(2)	January 29, 2010	29,785,263	7.07%

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission, referred to as the “SEC”, by AXA, which owns AXA Financial; and AXA Assurances I.A.R.D. Mutuelle (“IARD”) and AXA Assurances Vie Mutuelle (“Vie”) (collectively with IARD, the “Mutuelles AXA”), as members of a group which controls AXA. The address of the Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The Schedule 13G reports the ownership as follows:

	Deemed to have Sole Power to Vote or to Direct the Vote	Deemed to have Shared Power to Vote or to Direct the Vote	Deemed to have Sole Power to Dispose or to Direct the Disposition	Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutuelles AXA, as a group	0	0	0	0
AXA	0	0	0	0
AXA Entity or Entities:
AXA Konzern AG (Germany)	1,300	0	1,300	0
AXA Rosenberg Investment Management LLC	25,700	0	80,570	0
AXA Financial, Inc.	0	0	0	0
Subsidiaries of AXA Financial:
AllianceBernstein	26,985,646	0	33,102,192	0
AXA Equitable Life Insurance	4,536		544,736	0

	27,017,182	0	33,728,798	0

(2)	Based on a Schedule 13G filed with the SEC by BlackRock. The Schedule 13G reports that BlackRock has sole voting power and sole dispositive power in respect of 29,785,263 shares of Macy’s common stock. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, the Barclays entities that hold Macy’s common stock are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings.

Stock Ownership of Directors and Executive Officers.    The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC), as of March 19, 2010 by each Macy’s director who is not an employee of Macy’s, referred to as a Non-Employee Director, by each executive named in the 2009 Summary Compensation Table, referred to as a Named Executive, and by Macy’s directors and executive officers as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

Name	Number of Shares		Percent of Class
	(1)	(2)
Stephen F. Bollenbach	15,000	10,000	less than 1%
Deirdre P. Connelly	7,500	7,500	less than 1%
Meyer Feldberg	94,666	79,500	less than 1%
Sara Levinson	79,500	79,500	less than 1%
Joseph Neubauer	144,540	79,500	less than 1%
Joseph A. Pichler	88,300	79,500	less than 1%
Joyce M. Roché	21,992	20,000	less than 1%
Karl M. von der Heyden	92,344	72,500	less than 1%
Craig E. Weatherup	85,500	79,500	less than 1%
Marna C. Whittington	104,626	79,500	less than 1%
Terry J. Lundgren	[ ]	2,709,111	less than 1%
Karen M. Hoguet	[ ]	606,303	less than 1%
Julie Greiner	[ ]	112,668	less than 1%
Ronald Klein	[ ]	256,814	less than 1%
Susan D. Kronick	[ ]	705,547	less than 1%
All directors and executive officers as a group (26 persons)	[ ]	[ ]	[ ]

(1)	Aggregate number of shares of common stock currently held or which may be acquired within 60 days after March 19, 2010 through the exercise of options granted under Macy’s 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan, or Macy’s 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan. Includes 17,314 shares pledged by Dr. Whittington as security in a brokerage firm customary margin account.

(2)	Number of shares of common stock which may be acquired within 60 days after March 19, 2010 through the exercise of options granted under the 1995 Equity Plan and the 1994 Stock Plan.

Securities Authorized for Issuance Under Equity Compensation Plans.    The following table presents certain aggregate information, as of January 30, 2010, with respect to the 1995 Equity Plan, the 1994 Stock Plan and Macy’s 2009 Omnibus Incentive Compensation Plan, referred to as the 2009 Omnibus Plan (included on the line captioned “Equity compensation plans approved by security holders”). All equity compensation granted after May 15, 2009 is awarded under the 2009 Omnibus Plan. No awards may be granted under the 1995 Equity Plan or the 1994 Stock Plan after that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	38,804,886	25.47	45,410,367
Equity compensation plans not approved by security holders	0	0	0
Total	38,804,886	25.47	45,410,367

The foregoing table does not reflect stock credits issued under Macy’s Executive Deferred Compensation Plan, the Director Deferred Compensation Plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Macy’s in connection with its acquisition of May). The Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan have not been approved by Macy’s shareholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors under the Director Deferred Compensation Plan, see “Further Information Concerning the Board of Directors — Director Compensation.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.

Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash that otherwise would have been payable to the participant. Under the Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, each stock credit, other than a stock credit payable in cash, entitles the holder to received one share of common stock upon the termination of the holder’s employment or service with Macy’s. Payments include dividend equivalents on the stock credits equal to any dividends paid to shareholders on shares of common stock. No specific numbers of shares are authorized for issuance under these plans.

ITEM 1.  ELECTION OF DIRECTORS

Macy’s directors are elected annually to one-year terms.

In accordance with the recommendation of the NCG Committee, the Board has nominated Stephen F. Bollenbach, Deirdre P. Connelly, Meyer Feldberg, Sara Levinson, Terry J. Lundgren, Joseph Neubauer, Joseph A. Pichler, Joyce M. Roché, Craig E. Weatherup and Marna C. Whittington, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Macy’s annual meeting of shareholders in 2011 or until their successors are duly elected and qualified. Information regarding the nominees is set forth below. Ages are as of March 30, 2010. All directors bring to the Board a wealth of executive leadership experience derived from their service in executive or professional positions with large, complex organizations. The process undertaken by the NCG Committee in recommending qualified director candidates is described below under “Further Information Concerning the Board of Directors – Director Nomination and Qualifications.”

Each nominee has consented to being nominated and has agreed to serve if elected. If any nominee becomes unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting. The Board has adopted a policy that provides that any nominee for director in an uncontested election who fails to receive a majority of the votes cast “for” his or her election is expected to tender his or her resignation for consideration by the NCG Committee. The NCG Committee would promptly consider such resignation and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will publicly disclose its decision within 90 days after the certification of the election results. Any director who tenders his or her resignation pursuant to this policy would not participate in the NCG Committee’s recommendation or the Board’s consideration regarding whether or not to accept the tendered resignation.

The Board recommends that you vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.

Nominees for Election as Directors:

STEPHEN F. BOLLENBACH

Mr. Bollenbach, age 67, has been a director since June 2007. Mr. Bollenbach has been the Non-Executive Chairman of the Board of Directors of KB Home, a homebuilding company, since April 2007. He served as co-Chairman and Chief Executive Officer of Hilton Hotels Corporation from May 2004 until his retirement in October 2007. From February 1996 to May 2004 he served as Chief Executive Officer and President of Hilton Hotels Corporation. Prior to his affiliation with Hilton Hotels, Mr. Bollenbach held Chief Financial Officer positions at The Walt Disney Corporation, Marriott Corporation and The Trump Organization. Mr. Bollenbach is a former director of American International Group, Inc. (until 2009), Caesar’s Entertainment, Inc. (until 2005), Harrah’s Entertainment, Inc. (until 2007) and Hilton Hotels Corporation (until 2007). He is currently also a member of the boards of directors of KB Home and Time Warner Inc.

DEIRDRE P. CONNELLY

Ms. Connelly, age 49, has been a director since January 2008. Ms. Connelly has been President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company, since February 2009. From June 2005 through January 2009 Ms. Connelly served as President — U.S. Operations of Eli Lilly and Company. From October 2004 to June 2005, Ms. Connelly served as Senior Vice President — Human Resources of Eli Lilly and Company. From May 2004 to October 2004, she served as Vice President — Human Resources of Eli Lilly and Company. From 2003 to May 2004, Ms. Connelly served as Executive Director, Human Resources — U.S. Operations of Eli Lilly and Company. From 2001 to 2003, she served as Leader, Women’s Health Business — U.S. Operations of Eli Lilly and Company.

MEYER FELDBERG

Professor Feldberg, age 68, has been a director since May 1992. Professor Feldberg has been Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior Advisor at Morgan Stanley. In 2007 New York Mayor Michael Bloomberg appointed Professor Feldberg as the President of NYC Global Partners, an office in the Mayor’s office that manages the relationships between New York City and other global cities around the world. His career has also included teaching and leadership positions in the business schools of the University of Cape Town, Northwestern and Tulane. In addition, he served as President of the Illinois Institute of Technology from 1986 to 1989. Professor Feldberg is a former director of Select Medical Group (until 2005). He is currently also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited.

SARA LEVINSON

Ms. Levinson, age 59, has been a director since May 1997. Ms. Levinson was the Non-Executive Chairman of ClubMom, Inc., an online social networking community for mothers, from October 2002 until February 2008 and was Chairman and Chief Executive Officer of ClubMom from May 2000 through September 2002. She was President of the Women’s Group of publisher Rodale, Inc. from October 2002 until June 2005. From September 1994 through April 2000, she was President of NFL Properties, Inc., where she oversaw a $2 billion consumer products and e-commerce division, corporate sponsorship, marketing, special events, club services and publishing. Prior to NFL Properties, Ms. Levinson served at MTV Networks as President, MTV, where she oversaw marketing, research, new business development, strategic operations and international operations. Ms. Levinson is currently also a member of the board of directors of CafeMom (CMI Marketing, Inc.) and Harley Davidson, Inc.

TERRY J. LUNDGREN

Mr. Lundgren, age 58, has been a director since May 1997. Mr. Lundgren has been Chairman of Macy’s since January 15, 2004 and President and Chief Executive Officer of Macy’s since February 26, 2003. Prior to that time, he served as the President/Chief Operating Officer and Chief Merchandising Officer of Macy’s since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Macy’s.

JOSEPH NEUBAUER

Mr. Neubauer, age 68, has been a director since September 1992. Mr. Neubauer has been Chairman and Chief Executive Officer of ARAMARK Holdings Corporation since January 2007. ARAMARK is a leading provider of a broad range of professional services, including food, hospitality, facility and uniform services, in North America, South America, Europe and the Far East. From September 2004 to January 2007, Mr. Neubauer served as Chairman and Chief Executive Officer of ARAMARK Corporation. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. Prior to serving as Chief Executive Officer of ARAMARK Corporation, Mr. Neubauer served as its Chief Financial Officer. Mr. Neubauer is a former director of ARAMARK Corporation (until 2007), CIGNA Corporation (until 2005) and Wachovia Corporation (until 2008). He is currently also a member of the boards of directors of ARAMARK Holdings Corporation and Verizon Communications, Inc.

JOSEPH A. PICHLER

Mr. Pichler, age 70, has been a director since December 1997. Mr. Pichler was Chairman of The Kroger Co., one of the nation’s largest grocery retailers, from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from September 1990 until June 2003. Mr. Pichler began his career in academics, serving as a professor at the University of Kansas School of Business before serving as Dean from 1974 to 1980. Mr. Pichler is a former director of The Kroger Co. (until 2004).

JOYCE M. ROCHÉ

Ms. Roché, age 63, has been a director since February 2006. Ms. Roché is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is a former director of Anheuser-Busch Companies, Inc. (until 2008) and The May Department Stores Company (until 2005). She is currently also a member of the boards of directors of AT&T, Inc. and Tupperware Corporation.

CRAIG E. WEATHERUP

Mr. Weatherup, age 64, has been a director since August 1996. Mr. Weatherup worked with PepsiCo, Inc. for 24 years and served as Chief Executive Officer of its world-wide Pepsi-Cola business and President of PepsiCo, Inc. Mr. Weatherup also led the initial public offering of The Pepsi Bottling Group, Inc., where he served as Chairman and Chief Executive Officer from March 1999 to January 2003. Mr. Weatherup is currently also a member of the board of directors of Starbucks Corporation.

MARNA C. WHITTINGTON

Dr. Whittington, age 62, has been a director since June 1993. Dr. Whittington has been President and Chief Executive Officer for Nicholas Applegate Global Capital Management, a diversified global investment firm, since 2001 and Chief Operating Officer of Allianz Global Investors, the parent company of Nicholas

Applegate since 2002. She is also the CEO of Allianz Global Investors Management Partners, and a member of the Executive Committees of Nicholas-Applegate, Allianz Global Investors Management Partners and Allianz Global Investors. Prior to joining Nicholas-Applegate in 2001, she was Managing Director and Chief Operating Officer of Morgan Stanley Asset Management. Dr. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and CFO of the University of Pennsylvania, from 1984 to 1992. Earlier, she had been first, Budget Director, and later, Secretary of Finance for the State of Delaware. Dr. Whittington is a former director of Rohm & Haas Company (until 2009).

Retiring Director:

KARL M. VON DER HEYDEN

Mr. von der Heyden, age 73, who is retiring from the Board immediately following the annual meeting and, therefore, is not standing for re-election, has been a director since February 1992. Mr. von der Heyden was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He had previously retired from RJR Nabisco, where he was Co-Chairman and Chief Executive Officer, through May 1993 and Chief Financial Officer since 1989. In December 1993 he took over as President and Chief Executive Officer at Metallgesellschaft Corp. a German metals and mining conglomerate, on an interim basis and successfully restructured the company in a period of seven months. Before joining RJR Nabisco, Mr. von der Heyden was Senior Vice President, Chief Financial Officer and a director of H.J. Heinz Company. He joined Heinz in 1980 as Vice President of Finance and Treasurer. Previously, he had worked for PepsiCo in various senior management capacities, including as Vice President, Controller, Chief Financial Officer of Pepsi-Cola Company, and Vice President of Manufacturing for the Pepsi-Cola Bottling Group. Mr. von der Heyden has also served as a Chairman of the Financial Accounting Standard Board’s Advisory Council. He is a former director of ARAMARK Corporation (until 2007), Dreamworks Animation SKG (until 2009) and NYSE Euronext (until 2008).

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Attendance at Meetings

The Board held six meetings during the fiscal year ended January 30, 2010, referred to as fiscal 2009. During fiscal 2009, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.

Director Attendance at Annual Meetings

As a matter of policy, Macy’s expects its directors to make reasonable efforts to attend Macy’s annual meetings of shareholders. Nine of the Company’s eleven directors attended Macy’s most recent annual meeting of shareholders. Two directors were unable to attend due to other commitments on that date.

Communications with the Board

You may communicate with the full Board, the Audit Committee, the Non-Employee Directors, or any individual director by communicating through Macy’s Internet website at www.macysinc.com/investors/governance or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such communications should indicate to whom they are addressed. We will refer any communications we receive that relate to accounting, internal accounting controls or auditing matters to members of the Audit Committee unless the communication is otherwise addressed. You may communicate anonymously and/or confidentially if you desire. Macy’s Office of the General Counsel will collect all communications and forward them to the appropriate director(s).

Director Independence

Macy’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Macy’s and are independent. The Board has adopted Standards for Director Independence to assist the Board in determining if a director is independent. These standards, disclosed on Macy’s website at www.macysinc.com/investors/governance, are as follows:

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The director may not be (and may not have been within the preceding 60 months) an employee and no member of the director’s immediate family may be (and may not have been within the preceding 36 months) an executive officer of Macy’s or any of its subsidiaries. For purposes of these Standards for Director Independence, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	The director is not a party to any contract pursuant to which such director provides personal services (other than as a director) to Macy’s or any of its subsidiaries.

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Neither the director nor any member of his or her immediate family receives, or has received within the preceding 36 months, direct compensation of more than $120,000 per year from Macy’s or any of its subsidiaries (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service or, in the case of an immediate family member, compensation for service as a non-executive employee).

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Neither the director nor any member of his or her immediate family is (and has not been within the preceding 60 months) affiliated with or employed in a professional capacity, including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, Macy’s or any of its subsidiaries.

•

The director is not a current employee and no member of his or her immediate family is a current executive officer of a company that makes payments to, or receives payments from, Macy’s for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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The director is not employed by an organization that received, within the preceding 60 months, eleemosynary grants or endowments from Macy’s or any of its subsidiaries in excess of $250,000 in any fiscal year of Macy’s.

•	The director is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any other director of Macy’s.

•	The director is not a party to any agreement binding him or her to vote, as a shareholder of Macy’s, in accordance with the recommendations of the Board.

•	The director is not a director of any corporation or other entity (other than Macy’s) of which Macy’s Chairman or Chief Executive Officer is also a director.

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Neither the director nor a member of the director’s immediate family is employed as an executive officer (and has not been so employed for the preceding 12 months) by another company where any of Macy’s present executive officers at the same time serves or served on that company’s compensation committee.

The Board has determined that each of the following Non-Employee Directors qualifies as independent under New York Stock Exchange (“NYSE”) rules and satisfies Macy’s Standards for Director Independence: Stephen Bollenbach, Deirdre Connelly, Meyer Feldberg, Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce Roché, Karl von der Heyden, Craig Weatherup and Marna Whittington. To assist the Board in making that determination, the NCG Committee reviewed, among other things, each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the company, including the following transactions, relationships or arrangements:

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Ms. Whittington’s affiliation with Pacific Investment Management Company, LLC, which manages certain assets of the Company’s 401(k) and pension plans at the recommendation of a third party advisor to the plans;

•	Mr. Neubauer’s affiliation with ARAMARK Corporation, from which the Company purchases goods and services in the ordinary course of business; and

•	Ms. Roché’s affiliation with Girls Incorporated, a charitable organization that receives contributions from the Company through its foundation and other promotional activities.

In each case, the NCG Committee determined that either the director was not providing goods or services to the Company or that the amounts involved fell below the monetary thresholds within the Standards for Director Independence.

Board Leadership Structure and Risk Oversight

Macy’s Corporate Governance Principles provide that the Board is free to elect its Chairman and the Chief Executive Officer (CEO) in the manner the Board considers in the best interests of the Company at any given point in time and that these positions may be filled by one individual or by two different individuals. The Company’s Chairman and CEO functions have historically been performed by a single individual, and this combination of functions is provided for in the employment agreement between the Company and Mr. Lundgren that was approved by the Board. The Board believes that this leadership model has worked well in the past and, when combined with the current composition of the CEO and the Board and the other elements of the Company’s corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.

Mr. Lundgren is an experienced and well respected retail executive who also has many years of board experience. As CEO he bears the primary responsibility for developing corporate strategy and managing the Company’s day-to-day business operations. As a board member he understands the responsibilities and duties of a director and is well positioned to chair regular Board meetings, provide direction to management regarding the needs, interests and opinions of the Board and help ensure that key business issues and shareholder matters are brought to the attention of the Board. Having Mr. Lundgren serve as both CEO and chairman promotes unified leadership and direction for both the Board and management.

Macy’s has strong corporate governance structures and processes that are intended to ensure that its independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. Each of the committees of the Board is comprised solely of independent directors. Consequently, independent directors oversee such critical matters as the integrity of the Company’s financial statements, the compensation of management executives, including the CEO, financial commitments for capital projects, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Each Board committee routinely has independent sessions among its members without management to discuss issues and matters of concern to the committee.

The Non-Employee Directors, all of whom are independent, meet in executive session without management either before or after all regularly scheduled Board meetings to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company’s performance and the Company’s strategic plans. The Company does not have a lead director. The chairpersons of the Board committees preside at the executive sessions of the Board by annual rotation. Craig Weatherup, chair of the Compensation and Management Development Committee, presided at the executive sessions during fiscal 2009, and Marna Whittington, chair of the Finance Committee, is doing so in fiscal 2010. At every Board meeting the presiding director or any other director may request that the Board go into executive session with only independent directors present. The presiding director or any other director is free to suggest the inclusion of items on the agenda for Board meetings or raise subjects that are not on the agenda for that meeting. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

At committee and Board meetings throughout the year, management discusses the risk exposures identified as being most significant to the Company and the related actions that management may take to monitor such exposures. The Audit Committee, in particular, discusses with management the risk assessments and risk management policies relating to a variety of risks, including certain financial, operational, IT and compliance risks. The chairman of the Audit Committee updates the full Board on these discussions.

Committees of the Board

The following standing committees of the Board were in existence throughout fiscal 2009: the Audit Committee, the Compensation and Management Development Committee, referred to as the CMD Committee, the Finance Committee and the NCG Committee. The table below provides the current members of each Board committee and meeting information for fiscal 2009:

Name	Audit		CMD		Finance		NCG

Stephen F. Bollenbach	X				X

Deirdre P. Connelly			X				X

Meyer Feldberg			X	**			X

Sara Levinson			X				X

Terry J. Lundgren

Joseph Neubauer	X	*	X		X

Joseph A. Pichler					X		X	*

Joyce M. Roché	X						X

Karl M. von der Heyden			X		X

Craig E. Weatherup			X	*			X

Marna C. Whittington	X				X	*

2009 Meetings	5		4		6		6

*	Chair

**	Vice Chair

Audit Committee.    The Audit Committee was established in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the NYSE. Its charter is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the Audit Committee charter, all current members of the Audit Committee are independent under Macy’s Standards for Director Independence and NYSE independence standards, as well as applicable SEC rules. The Board has determined that all members are financially literate for purposes of NYSE listing standards, and that Dr. Whittington qualifies as an “audit committee financial expert” because of her business experience, understanding of generally accepted accounting principles and financial statements, and educational background.

The responsibilities of the Audit Committee include:

•	reviewing the professional services provided by Macy’s independent registered public accounting firm and the independence of such firm prior to initial engagement of the firm and annually thereafter;

•	reviewing the scope of the audit by Macy’s independent registered public accounting firm;

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reviewing any proposed non-audit services by Macy’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	reviewing Macy’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

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reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Macy’s as it may find appropriate or as may be brought to its attention, including Macy’s compliance with applicable laws and regulations;

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monitoring the functions of Macy’s Compliance and Ethics organization, including review and discussing with management and the Board the organization’s reports describing its on-going projects, the status of its communications and training programs, the status of pending compliance issues and other matters;

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reviewing with members of Macy’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

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establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.

See “Report of the Audit Committee” for further information regarding certain reviews and discussions undertaken by the Audit Committee.

Compensation and Management Development Committee.    The charter for the CMD Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the CMD Committee charter, all current members of the CMD Committee are independent under Macy’s Standards for Director Independence and NYSE independence standards, as well as applicable SEC rules.

The responsibilities of the CMD Committee include:

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reviewing the salaries of the chief executive officer and other executive officers of Macy’s and, either as a Committee or together with the independent directors (as directed by the Board), set compensation levels for these executives;

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administering the bonus, incentive and stock option plans of Macy’s, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	reviewing and approving the benefits of the chief executive officer and the other executive officers of Macy’s;

•	reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Macy’s;

•	advising and consulting with Macy’s management regarding pension, benefit and compensation plans, policies and practices of Macy’s;

•	establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

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reviewing and monitoring executive development strategies and practices for senior level positions and executives to assure development of a pool of management and executive personnel for adequate and orderly management succession.

Finance Committee.    The charter for the Finance Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the Finance Committee charter, a majority of the members of the Finance Committee are independent under Macy’s Standards for Director Independence.

The responsibilities of the Finance Committee include:

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reviewing capital projects and other financial commitments and approving such projects and commitments above $15 million and below $25 million, reviewing and making recommendations to the Board with respect to approval of all such projects and commitments of $25 million and above, and reviewing and tracking the actual progress of approved capital projects against planned projections;

•	reporting to the Board on potential transactions affecting Macy’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Macy’s debt or equity securities;

•	reporting to the Board on potential changes in Macy’s financial policy or structure which could have a material financial impact on Macy’s;

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reviewing the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approving all such transactions, and reporting to the Board on all such transactions involving projected costs or income of $25 million and above; and

•	reviewing the management and performance of the assets of Macy’s retirement plans.

Nominating and Corporate Governance Committee.    The charter for the NCG Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the NCG Committee charter, all current members of the NCG Committee are independent under Macy’s Standards for Director Independence and NYSE independence standards, as well as applicable SEC rules.

The responsibilities of the NCG Committee include:

•	identifying and screening candidates for future Board membership;

•	proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the shareholders at annual meetings;

•	reviewing Macy’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

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overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees and other issues of corporate governance, and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the NCG Committee deems appropriate; and

•	considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.

The NCG Committee reviews the director compensation program periodically. To help it perform its responsibilities, the NCG Committee makes use of company resources, including members of senior management in Macy’s human resources and legal departments. In addition, the NCG Committee engages the services of an independent outside compensation consultant to assist the NCG Committee in assessing the competitiveness and overall appropriateness of Macy’s director compensation program.

Director Nomination and Qualifications

Macy’s By-laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying individuals qualified to become Board members and recommending such individuals to the Board for its consideration. The NCG Committee is authorized, among other means of identifying potential candidates, to employ third-party search firms. In evaluating potential candidates, the NCG Committee considers, among other things, the following:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge of the retail industry or other industries relevant to Macy’s business;

•	relevant experience and background that would benefit Macy’s;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Macy’s; and

•	diversity of viewpoints, background, experience and demographics.

The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards and Macy’s standards for director independence, together with any special criteria applicable to service on various standing committees of the Board. The NCG Committee does not have a formal policy with respect to diversity; however, the Board and the NCG Committee believe that it is desirable that Board members represent a diversity of gender, race and national origin as well as diversity of viewpoints, background, experience and demographics.

The NCG Committee generally identifies nominees by first determining whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, differing viewpoints and other qualities necessary to the Board’s ability to oversee and direct the business and affairs of the Company. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote sufficient time and attention to the affairs of the Company. When the NCG Committee seeks new candidates for director, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board. The full Board (a) considers candidates that the NCG Committee recommends, (b) considers the optimum size of the Board, (c) determines how to address any vacancies on the Board, and (d) determines the composition of all Board committees. The particular experience, qualifications, attributes and skills that led the Board to conclude that each of the current directors should serve as a director of the Company are set forth below.

The Board believes that each of the current directors

•	is intelligent and knowledgeable about business generally;

•	has exemplary personal integrity and high ethical standards;

•	is conscientious and takes the responsibility of board service seriously;

•	has a substantial record of personal and professional achievement;

•	has demonstrated strong leadership skills in his or her areas of present or past professional, business, academic or non-profit responsibilities;

•	has an excellent reputation in the business community;

•	is knowledgeable about the Company and the retail industry;

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has experience at a strategy and/or policy setting level and other high-level managerial experience in complex business, government, academic or non-profit organizations and has experience in dealing with complex issues;

•	has the interest, time available and commitment to fulfill his or her responsibilities as a director; and

•	has demonstrated the ability and willingness to work productively with other members of the Board, the CEO and senior management.

As further described in their individual biographical information set forth under “Nominees for Election as Directors”: each of the current directors (other than Mr. Feldberg, who has served as the dean of a prestigious business school and as a senior advisor to a leading financial services firm) has served as president and/or chief executive officer of a substantial business enterprise; each of the current directors (other than Ms. Connelly and Mr. Lundgren) has served on the board of directors of one or more other substantial business enterprises; and each of the current directors has experience as a senior manager or director of a substantial business enterprise engaged in the retail, consumer products and/or consumer services industries.

In addition, Messrs. Bollenbach, Feldberg, Neubauer and von der Heyden and Dr. Whittington have substantial experience in financial and/or investment matters; Messrs. Lundgren, Neubauer and Pichler and Ms. Connelly, Ms. Levinson and Ms. Roché have substantial experience in the marketing and merchandising areas, including e-commerce and other alternative sources of commerce; Ms. Connelly has substantial experience in human resources management; and Messrs. Bollenbach, Lundgren, Neubauer, Pichler, von der Heyden and Weatherup and Ms. Connelly have broad experience at high-level executive positions with companies that have grown their businesses through mergers and acquisitions.

Collectively, the composition of Macy’s Board reflects a wide range of viewpoints, background, experience and demographics, and includes individuals from a variety of professional disciplines in the business and academic sectors, with leadership experience at a variety of well-regarded commercial enterprises, universities and non-profit organizations. With the exception of Mr. Lundgren, each of the current directors satisfies the NYSE listing standards and Macy’s Standards for Director Independence, and each member of the Audit Committee satisfies the financial literacy criteria applicable to service on the Audit Committee.

Director Nominations by Shareholders

The NCG Committee will consider candidates for nomination recommended by shareholders of Macy’s and will evaluate such candidates using the same criteria discussed above that it uses to evaluate director candidates identified by the NCG Committee. Shareholders who wish to recommend a candidate for a director nomination should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Macy’s, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. The recommendation should include the full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and other relevant biographical information.

Macy’s By-Laws provide that director nominations may be made by the Company’s shareholders. The By-Laws require that shareholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting of shareholders. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to shareholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things:

•	that the notice by the shareholder set forth certain information concerning such shareholder and the shareholder’s nominees, including their names and addresses;

•	a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Macy’s stock owned or beneficially owned by such shareholder;

•	a description of all arrangements or understandings between the shareholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and

•	the consent of each nominee to serve as a director of Macy’s if so elected.

The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to shareholders desiring to bring any other business before an annual meeting of the shareholders. See “Submission of Future Shareholder Proposals.”

Retirement Policy

Macy’s Corporate Governance Principles provide for a mandatory retirement age for directors of 72. Non-Employee Directors are required to resign from the Board as of the annual meeting following their 72nd birthday. At its February 20, 2009 meeting, the NCG Committee determined that it was in the best interests of the Company to waive for one year the application of the mandatory retirement provision with respect to Mr. von der Heyden and he was elected as a director at the 2009 annual meeting for a one-year term that expires at the 2010 annual meeting.

Resignation Policy

The Board does not believe that a Non-Employee Director who retires or experiences an employment position change since becoming a member of the Board should necessarily leave the Board. The Board requires, however, that promptly following such an event the director notify the NCG Committee in writing and tender his or her resignation to the NCG Committee for consideration. Upon receipt of the notification of a change in status, the NCG Committee reviews the continued appropriateness of the affected director remaining on the Board under the circumstances and recommends to the full Board whether or not to accept the resignation based on its assessment of what is best for the Company and its shareholders.

Corporate Governance Principles and Code of Business Conduct and Ethics

Macy’s Corporate Governance Principles, Non-Employee Director Code of Business Conduct and Ethics and Code of Conduct are disclosed on Macy’s website at www.macysinc.com/investors/governance. Shareholders may obtain copies of these documents and the charters for the Board committees, without charge, by sending a written request to the following address: Secretary, Macy’s, Inc., 7 West Seventh, Cincinnati, Ohio 45202.

Fiscal 2009 Director Compensation Program

Non-Employee Directors were entitled to receive the following compensation in fiscal 2009:

Type of Compensation	Amount of Compensation
Board Retainer	$60,000 annually
Board or Board Committee Meeting Fee	$2,000 for each meeting attended and for each review session with one or more members of management
Committee Chairperson Retainer	$10,000 annually
Equity Grant	up to 10,000 stock options annually
Matching Philanthropic Gift	up to $22,500 annually

Under Macy’s Director Deferred Compensation Plan, 50% of the annual Board retainer (including the retainer payable to a committee chair) and 50% of the meeting fees payable to Non-Employee Directors (the “Mandatory Stock Compensation”) are paid in credits representing the right to receive shares of Macy’s common stock (“Mandatory Stock Credits”), with the balance (“Elective Compensation”) paid in cash or deferred under the Director Deferred Compensation Plan. Mandatory Stock Compensation is reflected in the “Stock Awards” column of the 2009 Non-Employee Director Summary Compensation Table below. Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column of the 2009 Non-Employee Director Summary Compensation Table below. If a Non-Employee Director elects to defer all or a portion of the Elective Compensation into either stock credits or cash credits under the Director Deferred Compensation Plan, those amounts are not paid to him or her until service on the Board ends. Mandatory Stock Credits and stock credits relating to Elective Compensation that is deferred as stock credits are calculated monthly. Shares of Macy’s common stock associated with such stock credits are transferred quarterly to a rabbi trust for the benefit of the participating Non-Employee Director. Dividend equivalents on the amounts deferred as stock credits are “reinvested” in additional stock credits. Elective Compensation deferred as cash credits earn interest each year at a rate equal to the yield (percent per annum) on 30-Year Treasury Bonds as of December 31 of the prior plan year.

Under the fiscal 2009 Director Compensation Program, Non-Employee Directors received a non-qualified stock option grant on the date of the annual meeting. If an individual was elected by the Board as a Non-Employee Director after the date of the annual meeting and prior to the end of the calendar year, the Non-Employee Director received a pro-rated stock option grant shortly after his or her election to the Board based on the number of months remaining in the calendar year following the date of his or her election. All options had a 10-year term, vested 25% on each of the first four anniversaries following the grant date, and were priced at the closing price of Macy’s common stock on the NYSE on the day prior to the grant date.

Non-Employee Directors may participate in the philanthropic matching gift program of the Macy’s Foundation on the same terms as all company employees. Under this program, the Macy’s Foundation will match up to a total of $22,500 of gifts made by the director to approved charities in any calendar year.

Prior to December 31, 2009, each Non-Employee Director and his or her spouse and eligible dependents received an executive discount in addition to the base merchandise discount available to all regular employees on merchandise purchased at Macy’s stores. Beginning January 1, 2010, the Company discontinued the executive discount. These individuals now receive only the base merchandise discount that is available to all regular employees. This benefit remains available to them following retirement from the Board. As described below, the retirement plan for Non-Employee Directors was terminated in 1997.

Director Retirement Plan

Macy’s retirement plan for Non-Employee Directors was terminated on a prospective basis effective May 16, 1997 (the “Plan Termination Date”). As a result of such termination, persons who first become Non-Employee Directors after the Plan Termination Date will not be entitled to receive any benefit from the plan. Persons who were Non-Employee Directors as of the Plan Termination Date will be entitled to receive retirement benefits accrued as of the Plan Termination Date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the Plan Termination Date (i.e., the product of the amount of the annual Board retainer earned immediately prior to retirement and the years of Board service prior to the Plan Termination Date), eligible retirees who retire from service as Non-Employee Directors will be entitled to receive an annual payment equal to the amount of the annual Board retainer earned immediately prior to retirement, payable in monthly installments, commencing at retirement and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Board service prior to the Plan Termination Date. There are no survivor benefits under the terms of the retirement plan. Five of the current Non-Employee Directors participate in the plan. If they had retired on December 31, 2009, each would have been entitled to a $60,000 annual payment for the following maximum number of years:

Name	Years
Feldberg	5
Neubauer	5
von der Heyden	5
Weatherup	1
Whittington	4

Fiscal 2010 Director Compensation Program Changes

During fiscal 2009 the NCG Committee engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to review the design and competitiveness of Macy’s Non-Employee Director compensation program. Cook & Co. looked at current overall trends in director compensation and analyzed the competitiveness of the Company’s current compensation program using the following 10-company peer group: Dillard’s, Gap, J.C. Penney, Kohl’s, Limited Brands, Nordstrom, Sears Holdings, Target, TJX Companies and Walmart.

Cook & Co. observed that the trends in director compensation generally, and with respect to the peer companies, indicate, among other things, that companies are replacing board and meeting fees with additional retainers to simplify administration and are replacing stock options with deferred or restricted shares to provide stronger alignment between directors’ and shareholders’ long-term interests and to address investor concerns about the appropriateness of options due to their risk and reward profile. In its review of the competitiveness of the Company’s Non-Employee Director compensation program, Cook & Co. determined that the overall value of Macy’s current program was below the 25th percentile of the peer companies, with cash compensation below the 25th percentile and equity compensation approximately at the 25th percentile.

Cook & Co. recommended that the following changes be implemented by the Company, which would position the Non-Employee Director compensation program at the median of the peer group:

•	adopt a Board annual cash retainer of $55,000;

•	replace Board and committee meeting fees with an annual committee (non-chair) member cash retainer;

•	increase the annual committee chairperson cash retainer; and

•	replace the Mandatory Stock Compensation feature of the current compensation program and the annual stock option grant with an annual award of restricted stock units with a value of $100,000.

The restricted stock units would be granted under the 2009 Omnibus Plan on the date of the annual meeting of shareholders and would vest at the earlier of (i) the 1st anniversary of the grant or (ii) the next annual shareholders’ meeting. Upon vesting, receipt of the restricted stock units would be automatically deferred under the Director Deferred Compensation Plan. Dividend equivalents on these restricted stock units will be “reinvested” in additional stock units. The restricted stock units would then be paid out in shares of Macy’s common stock six months after the director’s service on the Board ends.

Upon the recommendation of the NCG Committee, the Board approved the following changes to the director compensation program, effective as of the beginning of the 2010 fiscal year:

	Fiscal 2009 Program	Fiscal 2010 Changes

Annual Board cash retainer	$30,000 (excluding the portion of the retainer paid as Mandatory Stock Credits)	$55,000

Annual committee (non-chair) member retainer	n/a	$10,000

Annual committee chairperson retainer	$10,000	$20,000

Board and Committee meeting fees	$2,000 per meeting (50% paid as Mandatory Stock Credits)	n/a

Mandatory Stock Credits	$30,000 (50% of the total annual retainer), plus 50% of meeting fees; 3-year holding period	n/a

Annual Stock Option Grant	10,000 shares	n/a

Annual Restricted Stock Unit Grant	n/a	$100,000; 1-year vesting; upon vesting, units are deferred and distributed in Macy’s shares following termination of Board service

Non-Employee Directors will continue to participate in Macy’s philanthropic matching gift and merchandise discount programs.

Fiscal 2009 Non-Employee Director Summary Compensation Table

The following table reflects the compensation earned by each Non-Employee Director for fiscal 2009 under the 2009 director compensation program described above. Mr. Lundgren does not receive separate compensation for his service as a Director; his compensation is reflected in the 2009 Summary Compensation Table in the section titled “Compensation of the Named Executives for 2009.”

2009 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1)($)	Stock Awards (1)(3)($)	Option Awards (2)(3)($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)($)	All Other Compensation (5) ($)	Total($)
Stephen F. Bollenbach	51,750	45,500	34,100	0	5,335	136,685
Deirdre P. Connelly	45,750	39,500	34,100	0	19,210	138,560
Meyer Feldberg	50,750	44,500	34,100	33,443	41,121	203,914
Sara Levinson	50,750	44,500	34,100	0	40,010	169,360
Joseph Neubauer	58,167	50,250	34,100	33,033	17,898	193,448
Joseph A. Pichler	63,583	56,500	34,100	0	24,104	178,287
Joyce M. Roché	50,750	44,500	34,100	0	19,714	149,064
Karl M. von der Heyden	53,000	46,750	34,100	8,617	32,554	175,021
Craig E. Weatherup	64,583	55,500	34,100	7,183	40,014	201,380
Marna C. Whittington	61,583	54,500	34,100	28,738	75,114	254,035

(1)	All Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column, whether it is paid currently in cash or deferred under the Director Deferred Compensation Plan. Six of the Non-Employee Directors elected to defer all or a portion of the Elective Compensation payable to them during fiscal 2009. The amounts in the “Stock Awards” column reflect the Mandatory Stock Compensation payable in fiscal 2009.

(2)	The grant date fair value of the stock options granted to each of the Non-Employee Directors in fiscal 2009 was $3.41, determined by using the Black-Scholes option pricing model in accordance with Accounting Standards Codification (ASC) Topic 718 (Compensation-Stock Compensation), referred to as ASC Topic 718, using the following assumptions: Dividend Yield of 1.8%; Expected Volatility of 36.4%; Risk-Free Interest Rate of 1.9%; and Expected Life of 5.4 years. The options have an exercise price of $11.32, the closing price of Macy’s common stock on May 14, 2009, the day prior to the grant date.

(3)	The table below shows the number of stock options and stock credits held by the Non-Employee Directors as of the end of fiscal 2009. Stock credits are valued based on a closing price at fiscal year-end of $15.93.

	Stock Options		Stock Credits
	Number of Securities Underlying Unexercised Options (#)		Number of Stock Credits (#)	Market Value of Stock Credits ($)
Name	Exercisable	Unexercisable
Bollenbach	5,000	20,000	15,403	245,370
Connelly	2,500	17,500	5,903	94,035
Feldberg	72,000	25,000	8,079	128,698
Levinson	72,000	25,000	23,309	371,312
Neubauer	72,000	25,000	74,872	1,192,711
Pichler	72,000	25,000	22,927	365,227
Roché	15,000	25,000	15,807	251,806
von der Heyden	65,000	25,000	47,883	762,776
Weatherup	72,000	25,000	51,370	818,324
Whittington	72,000	25,000	35,882	571,600

(4)	The present value of benefits under the Non-Employee Director retirement plan for each individual was determined as a deferred temporary life annuity based on years of Board service prior to May 16, 1997. The present value basis includes a discount rate of 5.65% and mortality rates under the RP2000CH table projected to January 1, 2015 using scale AA. Scale AA defines how future mortality improvements are incorporated into the projected mortality table and is based on a blend of Federal Civil Service and Social Security experience from 1977 through 1993. The increase in the actuarial present value of the pension benefit is mainly attributable to the fact that the discount rate decreased from 7.45% for fiscal 2008 to 5.65% for fiscal 2009. The calculations assume that the annual retainer remains at $60,000 (the retainer at the end of fiscal 2009) and a retirement at age 72, the mandatory retirement age for Directors.

(5)	“All Other Compensation” includes the items shown below. Merchandise discounts are credited to the Directors’ charge accounts. Gross-up on taxes on the merchandise discount are paid in cash after the end of the year, so the amounts shown reflect the gross-up on the prior fiscal year discount amounts. The Company is no longer providing a tax gross-up for merchandise discounts, commencing with purchases made after December 31, 2009.

Name	Merchandise Discount ($)	Gross-Up ($)	Matching Philanthropic Gift ($)	Total ($)
Bollenbach	4,652	683	0	5,335
Connelly	16,683	2,527	0	19,210
Feldberg	7,126	11,495	22,500	41,121
Levinson	33,232	1,778	5,000	40,010
Neubauer	13,012	4,886	0	17,898
Pichler	1,020	584	22,500	24,104
Roché	4,246	2,166	13,302	19,714
von der Heyden	7,230	2,824	22,500	32,554
Weatherup	10,442	9,527	20,000	40,014
Whittington	29,958	22,656	22,500	75,114

Director Stock Ownership Guidelines

In fiscal year 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Macy’s common stock equal in value to at least five times the annual Board retainer and maintain or exceed that ownership level for their remaining tenure on the Board. As of fiscal 2010, the annual Board retainer is $55,000, so the guideline currently is $275,000 worth of Macy’s common stock. Shares counted toward this requirement include:

•	any shares beneficially owned by the director;

•	restricted stock before the restrictions have lapsed; and

•	stock credits or other stock units credited to a director’s account.

Macy’s common stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later. In addition to these stock ownership guidelines, the Fiscal 2010 Director Compensation Program has been modified to replace the annual stock option award with an annual restricted stock unit grant of $100,000, which vests over a one-year period and is required to be held by Non-Employee Directors until six months after termination of Board service. This mandatory holding requirement for restricted stock units is required regardless of the amount of stock owned by each Non-Employee Director.

ITEM 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Macy’s for the fiscal year ending January 29, 2011. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Macy’s since 1988, and the Audit Committee considers them well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. The Audit Committee has asked the Board to submit to shareholders a proposal asking shareholders to ratify the appointment of KPMG LLP. If the appointment of KPMG LLP is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent registered public accounting firm as the Audit Committee deems appropriate.

Fees Paid to Independent Registered Public Accounting Firm

The table below summarizes the fees paid to KPMG LLP during fiscal 2009 and fiscal 2008:

Year	Audit Fees($)	Audit- Related Fees($)	Tax Fees($)	All Other Fees($)	Total($)
2009	5,025,000	983,900	150,000	0	6,158,900
2008	5,240,000	1,196,400	148,703	0	6,585,103

Audit fees represent fees for professional services rendered for the audit of Macy’s annual financial statements, the audit of Macy’s internal controls over financial reporting and the reviews of the interim financial statements included in Macy’s Forms 10-Q.

Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.

Tax fees represent professional services related to tax compliance and consulting services. Such tax consulting services did not involve the provision of advice regarding tax strategy or planning.

The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Macy’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix A to this proxy statement and incorporated herein by reference.

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP, and your proxy will be so voted unless you specify otherwise.

ITEM 3.  APPROVAL OF

THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

The Board of Directors is proposing, for approval by shareholders, an Amended and Restated Certificate of Incorporation (the “Proposed Certificate”) that incorporates proposed amendments to provisions of the Company’s existing Second Restated Certificate of Incorporation (the “Existing Certificate”). The amendments would eliminate the supermajority voting provisions in the Existing Certificate and eliminate certain obsolete provisions in the Existing Certificate. Following the effectiveness of the Proposed Certificate, the affirmative vote of the holders of a majority of the shares of Macy’s common stock present or represented by proxy and actually voted at a meeting at which a quorum is present would be sufficient to constitute the approval of a matter by the Company’s shareholders, except with respect to the election of directors, which would continue to be subject to a plurality voting standard and the resignation policy described in “Item 1. Election of Directors”, and matters that require a greater vote under applicable law or stock exchange rules.

Supermajority Voting Provisions

A shareholder proposal to eliminate provisions in the Existing Certificate and the Company’s By-Laws (the “By-Laws”) that require more than a simple majority vote for certain actions was included in last year’s Proxy Statement and received favorable votes from a majority of the shares of Macy’s common stock outstanding and entitled to vote. The NCG Committee and the full Board have carefully considered the advantages and disadvantages of eliminating the supermajority voting provisions and, in light of the vote of shareholders at last year’s Annual Meeting, have determined that it is appropriate to remove the supermajority voting provisions in the Existing Certificate.

These changes are proposed to be effected by the removal of Article EIGHTH of the Existing Certificate and amendments to Articles FIFTH, SIXTH and SEVENTH of the Existing Certificate, as described below.

•

Article FIFTH — This section of the Existing Certificate currently calls for a vote of at least 80% of the outstanding shares to amend certain By-Laws related to the Board of Directors, shareholder meetings and amendments to the By-Laws. This section also calls for a vote of at least 80% of the outstanding shares to amend Article FIFTH. These supermajority voting provisions would be eliminated following the approval of the Proposed Certificate.

•

Article SIXTH — This section of the Existing Certificate currently calls for a vote of at least 80% of the outstanding shares to approve an immediately effective amendment of Article SIXTH, which prohibits shareholder action by written consent and specifies who can call special meetings of shareholders. This supermajority voting provision would be eliminated following the approval of the Proposed Certificate.

•

Article SEVENTH, Section 4 — This section of the Existing Certificate currently calls for a vote of at least 80% of the outstanding shares to remove a director from office prior to the expiration of his or her term. Following the approval of the Proposed Certificate, the 80% vote requirement would change to a majority of the shares present or represented by proxy and actually voted for such removal.

•

Article SEVENTH, Section 5 — This section of the Existing Certificate currently calls for at least 80% of the outstanding shares to amend Sections 2 through 5 of Article SEVENTH, which sections relate to advance notice provisions of the By-Laws, vacancies on the Board and removal of directors. This supermajority voting provision would be eliminated following the approval of the Proposed Certificate.

•

Article EIGHTH — This section of the Existing Certificate currently calls for at least 80% of the outstanding shares to amend Article EIGHTH. Article EIGHTH prohibits the Company from engaging in a business combination with a 15%+ shareholder for a period of three years, subject to certain exceptions, one of which is approval of the transaction by both the Board and 66 2/3% of the voting stock other than shares held by the 15%+ shareholder. The Company is subject to the Delaware General Corporation Law. Section 203 of the Delaware General Corporate Law includes provisions similar to Article EIGHTH, making Article EIGHTH redundant. The entire Article EIGHTH would be eliminated following the approval of the Proposed Certificate.

Miscellaneous Additional Amendments

The Board is also proposing to amend provisions of the Existing Certificate to remove provisions that are no longer in effect or needed, as follows:

•	Article SEVENTH, Section 1 — The Proposed Certificate would eliminate the language in this section describing the phase-in process during 2006 – 2008 for implementing annual election of directors.

•

Article TENTH — The Proposed Certificate would eliminate the language in the second paragraph that describes the indemnity obligations of the Company pursuant to the Federated Plan of Reorganization and the references in the third paragraph to the Federated — Macy’s 1994 merger agreement, the Macy’s Plan of Reorganization and the Federated Plan of Reorganization.

•

Article ELEVENTH — Article ELEVENTH, providing that the Company will not issue nonvoting capital stock to the extent prohibited by the bankruptcy code would be deleted in its entirety in the Proposed Certificate.

The Proposed Certificate will be in substantially the form attached as Appendix B to this proxy statement, with additions indicated by underlining and deletions indicated by strikeout.

Related By-Law Amendments

The Board has approved amendments to the By-Laws, which would become effective upon the effectiveness of the Proposed Certificate, to conform the voting standards in the By-Laws to those discussed above. Two such amendments would change the vote required to amend By-Law 3(b) (relating to the call of special meetings of shareholders) and By-Law 19(d) (relating to membership requirements for certain committees of the Board) from a majority of common stock present or represented by proxy and entitled to vote at the relevant meeting to a simple majority — a majority of common stock present or represented by proxy at the relevant meeting and actually voted. Votes for or against the approval of the Proposed Certificate will constitute votes for or against the proposed amendments to By-Laws 3(b) and 19(d).

Vote Required

The proposal you are being asked to approve is to amend and restate the Company’s existing certificate of incorporation. The removal of the supermajority voting provisions with respect to Articles FIFTH, SEVENTH and EIGHTH requires the affirmative vote of at least 80% of the outstanding shares of common stock. The other changes to the existing certificate of incorporation described in the proposal, if presented separately, would require the affirmative vote of a majority of the outstanding shares. Because the Amended and Restated Certificate of Incorporation contains all of the provisions described above and represents a single proposal, the affirmative vote of at least 80% of the outstanding common stock is required for the approval of the Amended and Restated Certificate of Incorporation. Abstaining or otherwise failing to vote on this proposal will have the same effect as a vote against the proposal.

Effective Time

If approved by shareholders, the Proposed Certificate will be effective upon filing with the Secretary of State of the State of Delaware, which the Company intends to do promptly after shareholder approval is obtained.

The Board of Directors unanimously recommends that shareholders vote For the approval of the Amended and Restated Certificate of Incorporation.

ITEM 4.  SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING IN DIRECTOR ELECTIONS

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, the beneficial owner of 2,400 shares of Macy’s common stock, has advised Macy’s that he intends to propose a resolution at the annual meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf relating to the proposed resolution. Mr. Steiner’s proposed resolution and statement in support thereof are set forth below:

Proposal 4 — Directors to be Elected by Majority Vote

Resolved: Directors to be Elected by Majority Vote Bylaw. Shareholders request that our company adopt a bylaw specifying that the election of our directors shall be decided by a majority of the votes cast, with a plurality vote standard used in those director elections in which the number of nominees exceeds the number of directors to be elected. The Securities and Exchange Commission said there is a substantive distinction between a bylaw and a policy.

In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. A majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and the entire board.

The Council of Institutional Investors www.cii.org, whose members had $3 trillion invested, recommended adoption of this proposal topic. The Council sent letters asking the 1,500 largest U.S. companies to comply with the Council’s policy and adopt this topic. Leading proxy advisory firms also recommended voting in favor of this proposal topic.

The merits of this Directors to be Elected by Majority Vote proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk,” “High Concern” regarding our board and “High Concern” in Executive Pay. Our company failed to disclose specific performance targets under its annual incentive plan. Shareholders would be better served with disclosure in order to evaluate our company’s executive pay policies. The granting of option awards raised concerns over the link between executive pay and company performance given that small increases in our company’s share price can result in large financial awards.

High concern over our company’s board composition was triggered by the presence of eight (out of eleven) long-tenured directors who had been on the board for at least 12 years. It was even more concerning that these long-tenured directors held majorities and/or chairmanships on all of our board’s standing committees. In fact, three directors had served for 12 years and three directors had served for 17 years.

The 2009 shareholder proposal to change to a simple majority voting threshold received our 88%-support and this even exceeded majority-support from all shares outstanding. We had no shareholder right to an independent chairman, a lead director, cumulative voting or to act by written consent.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Directors to be Elected by Majority Vote — Yes on 4.

For the reasons discussed below, the Board of Directors recommends that shareholders vote AGAINST the foregoing proposal.

Like many other public companies, the Company uses a plurality vote standard to elect directors. Under this standard, which is authorized under Delaware law, nominees who receive the most affirmative votes are elected to the Board. The Board believes that the Company’s current plurality vote standard continues to promote the best interests of the Company’s shareholders. Plurality voting ensures that all open positions are filled at each election. Under majority voting, a “failed election” may occur in an uncontested election where a board nominee does not receive a majority of the votes cast. As a result, the Board could be faced with a potentially large number of vacancies at one time. In addition to losing experienced and knowledgeable directors, such a result could adversely affect the Company’s ability to comply with applicable NYSE or SEC requirements regarding the number of independent directors and financial experts.

Notwithstanding the foregoing, the Board is cognizant of recent developments with respect to majority voting in director elections. After much deliberation and careful consideration, the NCG Committee recommended to the Board that it adopt a director resignation policy in connection with director elections. The director resignation policy adopted by the Board, which is set forth in the Company’s Corporate Governance Principles, provides that in an uncontested election, any director nominee who fails to receive a majority of the votes cast “for” his or her election will tender his or her resignation to the NCG Committee. The NCG Committee will consider each resignation tendered under the policy and recommend to the Board whether or not to accept the resignation. The Board must act on the tendered resignation and publicly disclose its decision within 90 days of the date of certification of the election results. The director who tendered the resignation will not participate in the recommendation of the NCG Committee or the decision of the Board.

The Board believes that this director resignation policy strikes the appropriate balance between ensuring that shareholders have a meaningful role in electing directors and preserving the ability of the Board to exercise independent judgment and to consider all relevant factors in accepting or rejecting the resignation of a director.

In addition, the Board believes that this is not the right time to move to a majority voting standard in light of the on-going discussions and debate in this area. Currently, there is proposed federal legislation pending in both the U.S. House of Representatives and the U.S. Senate relating to majority voting standards for public companies. That proposed legislation is also being evaluated by legal experts, shareholder advocates, corporate governance advisors and other groups, who are considering the advantages, disadvantages, consequences and potential terms of majority voting legislation. The Board believes that it is in the best interests of the Company and its shareholders to wait until there is greater clarity regarding the results of this ongoing debate and whether federal legislation will be enacted on this issue before adopting any change to the Company’s current plurality voting standard. The Board believes that it is not appropriate to devote resources to crafting majority voting provisions and going through the cumbersome and costly process of asking shareholders to approve an amendment to the Company’s constituent documents to remove the current plurality provision, when pending federal legislation could soon require the Board to revisit those provisions.

The Board also believes that it would be imprudent to consider moving to a majority voting standard without having fully assessed the impact of the NYSE’s recently adopted amendments to its broker discretionary voting rule, which prohibit brokers from voting a customer’s shares in any election of directors if the customer has not provided voting instructions to the broker. The Company’s 2010 annual meeting is the first time this amended NYSE rule will apply to an election of the Company’s directors. It is very difficult to predict the effect that the amended broker voting rule will have on the election of the Company’s directors in this first election cycle or thereafter. It is expected that the likely result of the application of the new rule will be to reduce the number of shares that are voted for corporate directors, and that could present very serious consequences for companies that have adopted majority voting standards for director elections. By reducing the number of votes cast, this NYSE rule may allow the holder of a minority of shares or a single-issue activist to defeat the election of a director or group of directors, resulting in an outcome that may be unfair to the majority of shareholders.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Such approval would not, by itself, mandate a majority voting framework since the proposal is advisory in nature.

The Board recommends that you vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless you specify in your proxy a contrary choice.

Compensation Risk Analysis

The Company does not utilize compensation policies or practices creating risks that are reasonably likely to have a material adverse effect on the Company. The following “Compensation Discussion & Analysis” section describes generally the Company’s compensation policies and practices that are applicable for executive employees. At the direction of the CMD Committee, Cook & Co. reviewed the Company’s compensation programs in relation to potential risk areas to determine whether risks existed and whether there were design factors that mitigated potential risk areas. In addition, as part of Cook & Co.’s ongoing advisory role to the CMD Committee, Cook & Co. continually evaluates the potential for unintended risk associated with the design of the compensation program. The Company’s compensation program features appropriate pay philosophy, peer group and market positioning to support business objectives and balanced variable compensation designs.

COMPENSATION DISCUSSION & ANALYSIS

Overview

Macy’s is one of the nation’s premier retailers, with fiscal 2009 sales of $23.5 billion. At the end of fiscal 2009, Macy’s operated about 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s. Macy’s also operates macys.com and bloomingdales.com. The Company employs about 161,000 regular full-time and part-time employees.

In 2008, Macy’s began a restructuring of the Company with a localization initiative called “My Macy’s”. My Macy’s is intended to strengthen local market focus and enhance selling service to enable the Company to both accelerate same-store sales growth and reduce expenses. In February 2009, the Company announced the expansion of the My Macy’s localization initiative across the country. As My Macy’s was rolled out nationally during fiscal 2009 to new local markets, a new Macy’s, Inc. executive management team was identified to lead the corporation under the continued direction of Terry Lundgren, the Company’s chief executive officer. The new team was charged with the tasks of streamlining decision-making, strengthening and simplifying relations with vendor partners, and eliminating duplication in functions such as planning and buying, marketing and stores supervision.

Managing Macy’s nation-wide retail business requires a team of committed, talented and experienced executives. Macy’s stores and direct-to-customer business compete with many retailing formats in the geographic areas in which they operate, including department stores, specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including the Internet, mail order catalogs and television) and manufacturers’ outlets, among others. In addition to competing with these other retailers for customers, Macy’s also must compete for executive talent.

This Compensation Discussion & Analysis provides information regarding the compensation paid to the following members of the executive management team, referred to as the Named Executives, in fiscal 2009:

•	Terry J. Lundgren, Chairman, President and Chief Executive Officer;

•	Karen M. Hoguet, Chief Financial Officer;

•	Julie Greiner, Chief Merchandise Planning Officer;

•	Ronald Klein, Chief Stores Officer; and

•	Susan D. Kronick, Vice Chair.

Each year, the Compensation and Management Development (CMD) Committee of the Board, which is made up entirely of independent directors, recommends to the Non-Employee members of the full Board the compensation for Mr. Lundgren and determines the compensation for the other Named Executives.

Macy’s executive compensation philosophy is straightforward and consistently administered from year to year — Macy’s pays for performance. Macy’s believes that pay-for-performance means that a significant portion of an executive’s compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives and share price performance. Macy’s executives are accountable for the performance of the Company and the business units or functions that they manage and are compensated based on that performance. Executives are rewarded when defined objectives are achieved and value is created for Macy’s shareholders.

Many elements of Macy’s compensation program, such as short-term cash incentives, stock options, stock credits, restricted stock and restricted stock units, vary based on performance and reflect a combination of specified internal financial measures of success, such as EBIT (earnings before interest and taxes), sales and cash flow, and external measurements of success, such as customer satisfaction and stock price performance. For example, the performance-based annual cash incentive plan compensates the Named Executives for achieving specific financial goals established annually by the CMD Committee. The CMD Committee sets challenging, but realistic goals at the beginning of each fiscal year based on financial objectives in Macy’s internal business plan. Amounts earned based on financial objectives are subject to reduction by the CMD Committee using its discretion to consider other factors, as deemed appropriate. In addition, Macy’s uses equity awards that include multi-year vesting and performance requirements to attract and retain its executive team and to ensure a strong connection between earned compensation and performance as measured by achievement of financial, operational and strategic objectives as well as changes in shareholder value.

The CMD Committee structures compensation to ensure that the senior-most executives are held most accountable to shareholders. It does so by varying the portion of variable, performance-based pay directly with each executive’s level of responsibility. For example, 85% of Mr. Lundgren’s targeted total direct compensation (salary, annual bonus and equity incentives) for fiscal 2009 was at risk and tied to performance objectives, while almost 70% of the targeted total direct compensation for fiscal 2009 for the other Named Executives was at risk and tied to performance objectives. With regard to long-term incentives, the CMD Committee establishes a mix that ensures an appropriate balance between attainment of internal operating goals and changes in shareholder value. This mix is intended to ensure that executives are highly motivated to attain important financial and strategic goals, to align the interests of management with shareholders, and to ensure that realized compensation is directly correlated with changes in shareholder value over the long-term. In fiscal 2009, approximately 60% of the long-term equity awards were delivered in the form of stock credits and approximately 40% in the form of stock options. The CMD Committee also awards restricted stock on a selective basis for retention and recognition purposes, but such awards have not been part of the normal annual compensation program. Stock options and restricted stock foster employee stock ownership and, together with stock credits, focus the management team on increasing value for shareholders. Because the value of these equity-based awards depends on Macy’s future stock price, the awards link compensation to future financial performance.

Macy’s executive compensation program is highly responsive to the Company’s performance and varies with changes in shareholder value. Following a difficult fiscal 2008 and in anticipation that the economic environment in fiscal 2009 would continue to be challenging, the Company took steps in fiscal 2009 to reduce expense and conserve cash. These measures included the elimination of merit salary increases for executives across the Company and the reduction of the level of the Company match of participant contributions in the Company’s 401(k) plan. In addition, the Company eliminated and/or reduced many of the perquisites for senior executives, including executive-level merchandise discount, company cars, company-paid life insurance and financial counseling.

Although the economic climate has continued to be difficult, the Company has seen encouraging results from the My Macy’s initiative and its expense and cash conservation efforts, and has experienced better than expected sales and strong cash flow. The Company consistently outperformed most of its primary competitors in fiscal 2009. The CMD Committee took into account both the economic climate and the Company’s performance with respect to decisions regarding the structure of the compensation program and the compensation earned by the Named Executives:

•

The Company [                    ] performance levels under the Company’s annual incentive plan. Company performance measured against the 2009 performance goals resulted in annual incentive payments to each of the Named Executives that were [                    ].

•

The Company made significant progress on the strategic goals for the fiscal 2008-2009 period related to the Four Priorities under its “core” performance-based stock credit program, which resulted in the Named Executives earning 95% of their “core” performance-based stock credits.

•

With respect to the My Macy’s/Consolidation stock credits, the Company’s sales with respect to pilot My Macy’s regions were below planned sales performance levels in fiscal 2008 and on planned sales performance levels in fiscal 2009 and the Company exceeded the consolidation savings performance objectives related to the unification of the Company’s organizational structure. This resulted in the Named Executives with these types of stock credits earning 97.5% of their My Macy’s/Consolidation stock credits.

•

To support the successful implementation of the My Macy’s restructuring plan, in fiscal 2009 the CMD Committee granted each of the Named Executives an additional special grant of performance-based restricted stock units with performance objectives tied to the Company’s total shareholder return over a three-year period relative to other large retailers considered to be competitors for business and executive talent.

In addition, the CMD Committee made several changes in fiscal 2009 that are intended to enhance the overall effectiveness of its compensation policies, including discontinuation of the use of employment agreements, replacement of individual change-in-control agreements with a change-in-control plan applicable to a smaller group of executives, and adoption of “double trigger” change-in-control vesting for equity awards granted in fiscal 2010 and thereafter.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

Compensation Philosophy

Macy’s overall compensation program is performance-driven and designed to support the needs of the business by:

•	Providing Competitive and Reasonable Compensation Opportunities.

Macy’s compensation levels and individual compensation programs are assessed against market norms periodically by the CMD Committee, with input from independent outside compensation consultants as needed. Under ordinary circumstances, the CMD Committee has undertaken a comprehensive review of the program approximately every three years. Pay data has been reviewed against several benchmarks, including specific pay levels of other large retail organizations and information from published surveys of the retail industry and general industry, and determined to be reasonable in relation to Macy’s size and complexity. In addition, compensation of individual executives and specific plans and practices may be reviewed more frequently, depending on business needs.

•	Focusing on Results and Strategic Initiatives.

Macy’s compensation programs reflect a combination of specific internal measurements of success (such as EBIT, sales and cash flow) and external measurements of success (such as stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help continue to differentiate Macy’s from other retailers and that are important in making Macy’s and Bloomingdale’s the customer’s first choice in shopping.

•	Fostering a Pay for Performance Culture.

A significant portion of an executive’s compensation program is linked to variable compensation components, such as short-term cash incentives, stock options, stock credits, restricted stock and restricted stock units. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation. The mix of components and the proportion of each as a percentage of total compensation may vary from year to year, but the total mix is designed to encourage delivery of results that meet or exceed expectations.

•	Attracting and Retaining Key Executives.

Macy’s executives are recognized as some of the most talented and sought after people in the retail industry, and Macy’s training and development programs have earned national recognition. The compensation programs are designed to attract and retain high caliber executives who are critical to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to our Shareholders’ Interests.

The combination of the core principles above appropriately ties Macy’s compensation to performance and thereby aligns the interests of Macy’s executives with the interests of its shareholders. Compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy. In consideration of the Company’s long-term shareholder interests:

•	Macy’s compensation programs have a reasonable balance between annual and long-term performance;

•

The CMD Committee has the ability to reduce annual bonus amounts that are otherwise earned to reflect non-financial and other qualitative factors that are not otherwise included in the bonus calculation;

•	The long-term incentive program focuses executives on longer-term operating and strategic performance, as well as stock price appreciation;

•	Executives are subject to stock ownership guidelines that encourage a long-term perspective; and

•

Beginning in 2010, amounts earned under the Company’s annual bonus and performance-based restricted stock plans may be subject to recapture in the event of a material restatement of financial results that is determined to be a result of misconduct or fraud.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Role of the CMD Committee

The CMD Committee administers the compensation program for the senior management group, which includes the Named Executives, the other members of the executive management team, and other corporate officers and business unit principals. The CMD Committee also oversees the Company’s benefit plans and policies, including its incentive and equity plans, and also ensures that appropriate succession plans are in place for the chief executive officer and other key executive positions. For a more complete description of the responsibilities of the CMD Committee, see “Further Information Concerning the Board of Directors — Committees of the Board” and the charter for the CMD Committee posted on Macy’s website at www.macysinc.com/investors/governance.

Role of the Compensation Consultant

The CMD Committee engages the services of an independent compensation consultant to assist it with executive compensation matters. The compensation consultant does not provide any services to the Company’s management. The compensation consultant works at the direction of the CMD Committee and maintains regular contact with the CMD Committee. Periodically the CMD Committee meets with the compensation consultant without the presence of management, as well as in executive session.

The CMD Committee has selected and engaged Frederic W. Cook & Co., or Cook & Co., to assist the CMD Committee on compensation matters. Cook & Co. provides no services to the Company other than those provided directly to or on behalf of the CMD Committee, and, as described below, to or on behalf of the Nominating and Corporate Governance (NCG) Committee.

Following its engagement in June 2008, Cook & Co. began a comprehensive introductory review of the Company’s executive compensation programs to identify strengths and weaknesses and potential areas of change. Cook & Co. also assessed the competitiveness and overall appropriateness of the executive compensation programs. Cook & Co. reported its observations to the CMD Committee at meetings throughout the second half of fiscal 2008 and fiscal 2009. Cook & Co.’s recommendations with respect to any changes in the form and amount of executive compensation have been considered by the CMD Committee during fiscal 2009. Some changes were implemented with respect to compensation programs for fiscal 2009. Other approved changes will be implemented with respect to compensation earned in fiscal 2010. Cook & Co. also advised the NCG Committee on the Company’s compensation program for Non-Employee Directors during fiscal 2009.

In addition to the above, Cook & Co. has been integrally involved in advising the CMD Committee on the design of the Company’s variable incentive plans, including the annual and long-term plans, as well as the special awards of performance-based restricted stock units with performance objectives tied to the Company’s total shareholder return over a three-year period relative to other large retailers. See the discussion of the Founders Awards below in “Long-Term Performance-Based and Other Equity Incentives — Fiscal 2009 Actions — Performance-Based Restricted Stock and Restricted Stock Units.” Cook & Co. has also advised the CMD Committee on changes made to the perquisite program, the elimination of employment agreements, modifications to the change in control policy, adjustments to the retail executive compensation peer group, and the setting of CEO compensation.

Role of Management

To help it perform its responsibilities, the CMD Committee makes use of company resources, including senior executives in Macy’s human resources, legal and finance departments. These individuals provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for the senior management group, including the Named Executives. These proposals may be made at the initiative of the executives or upon the request of the CMD Committee. These executives may attend and contribute to CMD Committee meetings from time to time as requested by the CMD Committee or its chairman.

Mr. Lundgren participates in the executive compensation program process. At the beginning of a fiscal year, Mr. Lundgren meets with each of his direct reports, including the other Named Executives, to set their individual performance objectives for the year. These objectives consist of matters such as meeting key financial and other business goals and effectively managing their business practice or corporate function. At the end of the fiscal year, Mr. Lundgren reviews the performance of each of his direct reports against company and individual performance objectives and the individual’s contribution to Macy’s financial performance. Mr. Lundgren takes an active part in CMD Committee discussions of compensation involving his direct reports, including the other Named Executives. He provides recommendations and input on such matters as individual performance and the size, scope and complexity of their positions and recommendations on changes to the compensation for the other Named Executives. Human resources executives, with the compensation consultant’s assistance, provide the CMD Committee with data and analyses and annually prepare information to help the CMD Committee in its consideration of such recommendations. Mr. Lundgren does not participate in the portions of CMD Committee meetings during which the CMD Committee discusses his compensation.

Compensation Review

With respect to Named Executives, the CMD Committee annually reviews base pay, annual bonus payments and equity awards at its March committee meeting, at which time all financial results for the prior fiscal year for the Company are available and individual and company performance against applicable targets can be measured. Mr. Lundgren’s compensation is generally targeted to fall between the 50th and 75th percentiles of the peer group of retailers listed below, but below the median of the consumer products peer group listed below. The consumer products peer group was used by the CMD Committee in fiscal 2009 as a secondary source of information regarding CEO market compensation rates because the CEO’s skill set is transferable across industries. The compensation of the other Named Executives is generally targeted between the 50th and 75th percentile of the peer group of retailers listed below, a level that the CMD Committee determined is competitive with the retail market and appropriate for attracting and retaining the executives who are critical to the continued success of the business.

The CMD Committee periodically reviews the ongoing competitiveness of Macy’s compensation program to test how well actual compensation levels reflect the targeted market position and promote Macy’s pay-for-performance compensation philosophy. As a general rule, the CMD Committee reviews a comprehensive comparative analysis with respect to Mr. Lundgren every year and with respect to the other Named Executives approximately every three years. The CMD Committee uses the comparative data as a reference for determining the amount of total compensation, individual components of compensation, compensation practices and the relative proportions of each component of compensation. In addition, in evaluating the compensation of the Named Executives, the CMD Committee also takes into account the executive’s time in position, pay history and the value contributed by that position and the executive and reviews the compensation of other senior Macy’s executives to ensure that the compensation is internally consistent and equitable.

For the Named Executives, the CMD Committee compares executive compensation levels with proxy data for a retail peer group. The data includes base salary, short-term and long-term incentives and actual and target total compensation levels for the relevant positions. These resources provide a realistic picture of the current compensation trends and levels of positions to which a Macy’s executive could be attracted and from which outside talent, if needed, would be recruited. For fiscal 2008, the retail peer group consisted of major retailers and vendors, including multi-line retailers, specialty apparel retailers, and apparel and luxury goods wholesalers. In light of the corporate and business restructuring associated with the My Macy’s initiative and the CMD Committee’s desire to link a portion of Macy’s senior executive compensation to the Company’s performance relative to peer companies to measure the success of the restructuring changes, in February 2009, Cook & Co. reviewed the composition of the retail peer group. Cook & Co. recommended that all non-apparel retailers (Best Buy, Kroger and SuperValu), all vendors (Jones Apparel, Liz Claiborne, Polo Ralph Lauren and VF Corp.) and retail companies with revenues less than one-third of Macy’s revenues and capitalization (Abercrombie & Fitch, Ann Taylor Stores and Talbot’s) be removed from the peer group to better reflect Macy’s competitors for business and executive talent and to facilitate direct performance comparisons.

The revised retail peer group for fiscal 2009 consists of the following 10 retail apparel companies:

Dillards	Limited Brands	Target
Gap	Nordstrom	TJX Companies
J.C. Penney	Sears Holdings	Walmart
Kohl’s

In terms of size, Macy’s revenue and number of employees were between the median and 75 th percentile of the 2009 peer group companies and market capitalization was between the 25th percentile and median.

As a secondary test against the market, the CMD Committee compares Mr. Lundgren’s compensation to proxy data for chief executive officers reported by a peer group of consumer product companies that manage national brands and typically have revenues ranging from $10 billion to $60 billion. The components of the consumer products peer group for fiscal 2009 remained unchanged and included:

3M	General Mills	PepsiCo
AnheuserBusch InBev	Johnson & Johnson	Procter & Gamble
Colgate Palmolive	Kimberly Clark	Sara Lee
Coca-Cola	Kraft Foods

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Macy’s executive compensation program offers a balanced approach to compensation and includes the primary components outlined in the table below. This program is based on the fundamental premise of pay-for-performance, but each element has its own purpose. Many of the plans or programs in which the Named Executives participate are open to a broader leadership group or to the full employee population. Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock incentives for each Named Executive vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. The portion of total compensation that is at risk (i.e., that varies based on performance) generally increases as an executive’s level of responsibility increases.

Overview of Key Compensation Elements for the Named Executives for Fiscal 2009

The Named Executives’ fiscal 2009 compensation consisted principally of the following components, in addition to retirement, health and welfare plans and programs in which all of the Company’s full-time employees participate:

Element	Purpose	Description	Eligibility
Base Salary	Market-driven base-line compensation is targeted at a level necessary to attract high quality talent and ensure a sustainable level of fixed costs; amount recognizes differences in positions and/or responsibilities as well as experience and individual performance over the long term.	Fixed portion of pay.	All employees.
Performance-Based Bonus	Aligns compensation with business strategy and operating performance by rewarding achievement of annual financial targets and, in some cases, individual performance, reinforcing the pay-for-performance philosophy.	Annual cash award.	Broad leadership level group, including the Named Executives.
Long-Term Incentives	Opportunities for ownership and financial reward in support of the Company’s longer-term financial goals and stock price growth; also supports retention and, consequently, succession planning. Provides a link between compensation and long-term shareholder interests as reflected in changes in stock price.	Stock options.	Broad leadership level group, including the Named Executives.
		Restricted stock and/ or restricted stock units. Stock credits.	Senior management group, including the Named Executives. Senior management group, including the Named Executives.

Element	Purpose	Description	Eligibility
Severance Benefits	Provides a reasonable range of severance protection in the event employment is terminated without cause or following a change in control. Supports executive retention goals and encourages independence and objectivity among senior executives in considering potential change in control transactions.	Executive Severance Plan Change in Control Plan	Senior management group, including the Named Executives. Select leadership level group, including the Named Executives.

The Company also provides limited financial and perquisite benefits to a limited number of senior executives, including a deferred compensation plan and supplementary retirement benefits. See the “Benefits” discussion below.

Compensation Mix

Because of the ability of executive officers to directly influence Macy’s overall performance, and consistent with its philosophy of linking pay to performance, a significant portion of the Named Executives’ compensation is at risk and may vary from “targeted” compensation based upon the level of achievement of specific corporate objectives and share price performance. Total compensation and the amount of each element are driven by the design of the Company’s compensation plans, the executive’s years of experience, the scope of his or her duties and internal comparability. The CMD Committee applies the same policies and methodologies in setting the principal components of compensation for Mr. Lundgren as it applies for the other Named Executives. However, Mr. Lundgren’s compensation targets are higher than those for the other Named Executives, which is in line with market data for the chief executive officer position and his responsibilities as chief executive officer.

The CMD Committee has established guidelines for annual performance-based bonuses and for long-term incentive awards. Based on the combination of the annual performance-based bonus and long-term award guidelines, 85% of Mr. Lundgren’s targeted total direct compensation (salary, annual bonus and equity incentives) for fiscal 2009 was at risk and tied to financial performance, corporate objectives and/or stock price performance. For the other Named Executives, on average, almost 70% of targeted total direct compensation for fiscal 2009 was at risk and tied to financial performance, corporate objectives and/or stock price performance. Long-term incentive awards, which for fiscal 2009 consisted of stock options and time-based or performance-based stock credit awards, represent the largest element of pay for the Named Executives. These percentages are consistent with Macy’s compensation philosophy of focusing on financial results and strategic initiatives and fostering a pay-for-performance culture.

CEO	Other Named Executives (average)

In addition to the targeted total direct compensation described above, each of the Named Executives received special equity grants during fiscal 2009 that were tied to the Company’s relative total shareholder return over a three-year period, further aligning their interests with the interests of the Company’s shareholders. See the discussion below of the Founders Awards under “Long-Term Performance-Based and Other Equity Incentives — Fiscal 2009 Actions — Performance-Based Restricted Stock and Restricted Stock Units”.

Base Salary

Base salaries are designed to provide a level of cash compensation that is externally competitive in order to attract and retain executive talent and to compensate an individual for his or her level of responsibility and performance. The CMD Committee’s decisions regarding an individual’s base salary take into account external factors, such as inflation, and internal factors, including:

•	company performance and, where applicable, business unit performance;

•	the individual’s current salary and, if applicable, the pay range for the position;

•	the individual’s current and historical performance and contribution to Macy’s performance;

•	the individual’s future potential with Macy’s;

•	the individual’s role and unique skills; and

•	consideration of external market data for similar positions, adjusted for Macy’s size, the scope of responsibilities and the uniqueness of the role.

Following the close of the fiscal year, the CMD Committee, with input from the full Board, conducts an annual performance review for Mr. Lundgren. Mr. Lundgren conducts an annual performance review for the other Named Executives. The CMD Committee bases its decisions about whether to increase base salaries and, if so, by how much, on a number of factors, including those listed above. The CMD Committee reviews preliminary recommendations for annual increases at its February meeting and approves final recommendations at its March meeting. Annual increases in base salary normally take effect on April 1st of each year.

Fiscal 2009 Action:    Following the conclusion of fiscal 2008, management, with input from Cook & Co. and Mr. Lundgren, prepared for the CMD Committee a summary of the current total compensation package for each Named Executive and a proposed total compensation package for fiscal 2009. The CMD Committee approved an increase in base salary for Ms. Greiner due to her increased responsibilities in connection with the My Macy’s restructuring. The CMD Committee considered the current economic environment, the Company’s performance relative to its peers, the general movement of salaries in the marketplace, the Company’s stock price performance, the salaries of the executive committee members relative to that of Mr. Lundgren and to each other, and considered the other factors listed above with respect to each Named Executive. The CMD Committee also considered the results of its annual performance review of Mr. Lundgren and of Mr. Lundgren’s annual review of the individual performance of the other Named Executives.

Following its review, the CMD Committee accepted the recommendation that base salaries for fiscal 2009 remain at the same levels as base salaries in fiscal 2008, except for Ms. Greiner, as described above:

2009 Base Salary Rate($)
T. Lundgren	1,500,000
K. Hoguet	800,000
J. Greiner	750,000
R. Klein	1,000,000
S. Kronick	1,100,000

Fiscal 2010 Action:    Following the conclusion of fiscal 2009, management, with input from Cook & Co. and Mr. Lundgren, prepared for the CMD Committee a summary of the current total compensation package for each Named Executive and a proposed total compensation package for fiscal 2010 for each that reflected no increases in base salaries. The CMD Committee considered the current economic environment, the Company’s performance relative to its peers, the general movement of salaries in the marketplace, the Company’s stock price performance, the salaries of the members of the executive committee relative to that of Mr. Lundgren and to each other, and considered the other factors listed above with respect to each Named Executive. Following its review, the CMD Committee accepted management’s recommendation that the base salaries of the Named Executives for fiscal 2010 remain at the same levels as base salaries in fiscal 2009.

Annual Performance-Based Bonus

The Named Executives participate in the 1992 Bonus Plan. The 1992 Bonus Plan aligns compensation with Macy’s business strategy and operating performance and is designed to motivate executives to meet or exceed corporate financial goals that are selected by the CMD Committee and approved by the full Board of Directors. The 1992 Bonus Plan provides an opportunity for senior executives, including the Named Executives, to earn a targeted percentage of base salary based on Macy’s performance results. No bonus will be paid if Macy’s does not achieve a net profit for the year, excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable. The CMD Committee may exercise discretion to reduce, but not to increase, the amount of a bonus awarded under the 1992 Bonus Plan. The maximum permitted annual bonus payment to any individual for any year under the 1992 Bonus Plan is $7 million.

Each year the Board and management create a challenging, yet realistic, financial and operating business plan for the Company. The CMD Committee selects the performance measures each year for the 1992 Bonus Plan based on the Company’s business plan. For fiscal 2009, the CMD Committee selected three key drivers of long-term shareholder value — EBIT, sales and cash flow — as the performance measures to determine bonuses under the 1992 Bonus Plan, with these measures being weighted 60%, 20% and 20%, respectively. The CMD Committee believes that rewarding the executives for strong performance measured by the combination of these three measures will support the business plan and give executives a strong incentive to focus on the business in a balanced way. The EBIT measure focuses the executives on maximizing operating income and is a good indicator of how effectively the business plan, which focuses on growth in profits, is being executed. Top-line sales are a priority for retailers and are a measure of growth. Sales provide opportunities for the achievement of various other financial measures, including EBIT and cash flow. Cash flow is indicative of the manner in which the Company’s operating activities, together with its investing activities, actually generate cash. How a company increases its cash flow and then chooses to invest the cash are among the most important decisions management makes.

The retail industry is a highly competitive business, especially in a weakened economic environment. The CMD Committee sets the specific performance targets under the 1992 Bonus Plan so that the executives will receive the “target” level of bonus if the Company achieves the target levels of the EBIT, sales and cash flow measures set forth in its business plan. The sales target under the 1992 Bonus Plan excludes external sales adjustments, including delivery revenue and leased department income. Macy’s business plan is a multi-year plan based upon the Company’s internal analyses of various factors affecting the economy and the retail industry generally, and the Company in particular, and reflects the Company’s business strategies and projected performance for the periods covered by the plan. Macy’s does not disclose its business plan or the components thereof because they constitute confidential business information that, if publicly disclosed, would impair Macy’s ability to compete effectively in the retail market place. However, by setting the “target” level of bonus based on achieving the “plan” level of performance under its business plan, the CMD Committee believes the performance targets are challenging based on historical Company performance and industry and market conditions. The “maximum” award target levels for the performance measures reflect very ambitious goals that are attainable only when business results are exceptional and well above Macy’s business plan. Over the last eight years, the Company has achieved performance below the “threshold” level of performance [            ], between “threshold” and “target” [            ], and in excess of “target” [            ].

The Named Executives would be entitled to the following percentages of base pay for achieving the following “threshold,” “target” and “maximum” levels of performance.

		Annual Bonus as a % of Base Pay
Position	Component	Threshold	Target	Maximum
Chief Executive Officer	EBIT $	18%	90%	No maximum
	Sales $	10%	30%	60%
	Cash Flow $	12%	30%	60%

	Total	40%	150%	No maximum

Other Named Executives	EBIT $	9%	45%	No maximum
	Sales $	5%	15%	30%
	Cash Flow $	6%	15%	30%

	Total	20%	75%	No maximum

Within the first 90 days of a fiscal year, the CMD Committee sets the levels of annual bonus payable at the “threshold”, “target” and “maximum” levels of performance for Mr. Lundgren and the other Named Executives based on the factors described above. The CMD Committee gives the greatest weight to the EBIT measure because profit is the primary driver of long-term shareholder value creation. The CMD Committee gives lesser, yet significant, weight to the sales and cash flow measures because success under these measures is critical to driving business results and influences achievement of the EBIT measure.

After the conclusion of a fiscal year, annual incentive bonus calculations are submitted to the CMD Committee for approval at its March meeting. Annual incentive bonuses are determined as a percentage of the executive’s base salary as of the last day of the fiscal year. Bonus percentages are interpolated for performance results falling between “threshold” and “target” and between “target” and “maximum” for the applicable performance component, as measured against the Company’s business plan for those components. If a performance component has no maximum level of performance and performance exceeds the target level of performance, the annual bonus will be calculated at a rate established by the CMD Committee for above-target performance. For purposes of determining performance results, the calculations of EBIT, sales and cash flow performance are adjusted to exclude the following:

•	extraordinary items (as determined under generally accepted accounting principles, referred to as GAAP);

•	changes in accounting principles (as determined under GAAP); and

•	income, gains, expenses, losses, cash inflows and cash outflows:

•	resulting from unusual or nonrecurring items (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP);

•	from discontinued operations (as determined under GAAP);

•	attributable to any division, business segment, material business operation, subsidiary, affiliate or material group of stores that are acquired during the year;

•	from the sale or disposition of any division, business segment, material business operation, subsidiary, affiliate or material group of stores; and

•	resulting from material restructuring charges (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP).

The intent of the adjustments is to focus on the core results of continuing operations by excluding distortions that may result from the items listed above.

Fiscal 2009 Action.    The CMD Committee reviewed performance data at the end of fiscal 2009 with management at its March 2010 meeting and determined that Macy’s had achieved a net profit for fiscal 2009 (excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable) and determined the extent to which the targeted levels of performance measures were achieved. The CMD Committee [            ]. The annual bonus payout percentages for the Named Executives for fiscal 2009 were as follows:

Bonus Payout for fiscal 2009 as a % of Base Salary
Bonus Component	2009 Performance	T. Lundgren	Other Named Executives
EBIT $	[ ]	[ ]%	[ ]%
Sales $	[ ]	[ ]%	[ ]%
Cash Flow $	[ ]	[ ]%	[ ]%

Total		[ ]%	[ ]%

These payout percentages resulted in the following bonus amounts:

T. Lundgren	$	[	]
K. Hoguet	$	[	]
J. Greiner	$	[	]
R. Klein	$	[	]
S. Kronick	$	[	]

The “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table reflects the annual bonus that the Named Executives received with respect to fiscal 2009.

Fiscal 2010 Actions:     For fiscal 2010, the CMD Committee, in consultation with Cook & Co., re-designed the annual incentive bonus program for the Company’s executives at the most senior level, including the Named Executives, to provide the CMD Committee with flexibility to exercise discretion with respect to bonus payments in a way that satisfies the requirements of Section 162(m) of the Internal Revenue Code. Under the redesigned program, the CMD Committee has established a bonus program under which the maximum bonus award payable to any participant will be based on a percentage of EBIT achieved for the year. For purposes of determining performance results, EBIT may be adjusted to eliminate the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

The maximum bonus award for fiscal 2010 will be [    ]% of EBIT for Mr. Lundgren and [    ]% of EBIT for each of the other Named Executives. The CMD Committee selected EBIT to determine the maximum awards payable to ensure that the maximum potential payout is determined as a percentage of controllable profit. Excluding interest and taxes ensures that profit is defined based on operating results that the Named Executives can directly influence. The CMD Committee set the percentages of EBIT for the Named Executives at a level sufficient to enable reasonable award levels under all expected future scenarios, taking into consideration possible changes in the level of earnings before interest and taxes that might result from operational performance as well as merger and acquisition and related activities. No bonus, however, can exceed the 1992 Bonus Plan’s per person maximum of $7 million. If EBIT for fiscal 2010, as adjusted as described above, is negative, none of the Named Executives will receive a bonus. In addition, no bonus will be payable if Macy’s does not achieve a net profit for the year, excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

At the end of fiscal 2010, if the CMD Committee determines that EBIT is a positive number, the CMD Committee will use the percentages of EBIT discussed above to determine the maximum bonus awards that could be payable to the Named Executives for fiscal 2010. The CMD Committee then has the discretion to reduce, but not to increase, those bonus award payouts. The CMD Committee may reduce the maximum bonus awards based on the annual incentive award opportunity for each Named Executive under the 1992 Bonus Plan and the Company’s overall performance during the fiscal year measured against pre-established financial goals that are set within the first 90 days of the fiscal year or on such alternative or additional factors, if any, as it may deem appropriate. The CMD Committee has determined that EBIT, Sales and Cash Flow performance measures will continue to be the primary measures of annual performance under the 1992 Bonus Plan as they focus the Company on achieving the desired financial performance of increasing customer sales and economic profit.

For fiscal 2010, CMD Committee has set the following individual annual incentive award opportunities for the Named Executives:

	Bonus as a % of Base Pay
Position	Threshold	Target	Outstanding
Chief Executive Officer	40%	150%	390%
Other Named Executives	20%	75%	195%

The threshold and target award opportunities are consistent with the fiscal 2009 threshold and target award opportunities. As noted above, for fiscal 2009 there was no maximum opportunity for the EBIT component of the annual bonus. For fiscal 2010, the CMD Committee determined that it was appropriate to cap the maximum opportunity for the EBIT component for consistency with the approach taken with respect to the other components of the annual bonus and with prevailing market practice.

In selecting EBIT, Sales and Cash Flow as the performance measures for fiscal 2010, the CMD Committee carefully determined whether these performance measures supplement those in the Company’s long-term incentive program so that the overall compensation design encourages participants to take actions that are consistent with the Company’s short- and long-term financial and strategic objectives and to take appropriate risks. Consistent with the goal of the My Macy’s initiative to drive sales growth, the CMD Committee assigned a greater weight to the Sales component for fiscal 2010, as follows:

Predetermined levels of:	Relative Weight
EBIT	53.3%
Sales	33.3%
Cash Flow	13.3%

The CMD Committee has the discretion to require a participant in the annual incentive bonus program, including a Named Executive, to repay income, if any, derived from the annual bonus in the event of a restatement of the Company’s financial results within three years after payment of the annual bonus to correct a material error that is determined by the CMD Committee to be the result of fraud or intentional misconduct.

Long-Term Performance-Based and Other Equity Incentives

Long-term awards are typically granted in the form of stock options, restricted stock or performance-based restricted stock units and time-based or performance-based stock credits. Stock credits are stock denominated awards that are distributed in cash following the completion of a pre-determined performance and/or vesting period. The Company’s long-term incentive program represents a reasonable balance between stock price performance and longer-term financial and operating performance.

Approximately 1,600 executives are eligible for equity grants, including stock options and restricted stock. Participation is based on an executive’s position and that position’s ability to make a significant contribution to the Company’s financial results, an executive’s level of responsibility, individual performance and competitive practices. The CMD Committee consults with management in considering and determining eligibility for equity awards, the number of shares of common stock underlying each award and the terms and conditions of each award.

Stock Options.    The CMD Committee determines stock option grant levels based on market data (as described above), emerging trends and other financial considerations, including the impact on shareholder dilution.

Macy’s uses stock options as a long-term incentive vehicle because:

•

Stock options align the interests of executives with those of the shareholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the shareholders.

•	Stock options are performance-based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options offer a balance to the overall compensation program, each element of which serves a specific purpose.

•	Stock options have retentive value and provide a long-term focus.

Macy’s does not grant discounted stock options. Macy’s equity plans do not provide for the granting of “reload” options and prohibit the repricing of previously granted options.

Stock Credits.    Since fiscal 2004, Macy’s has utilized stock credit plans as part of its long-term compensation program for senior executives, including the Named Executives. The CMD Committee believes that stock credits align compensation to the achievement of certain financial, strategic and operational metrics tied to the Company’s long-term business plan. Improving future sales and earnings performance requires innovation in engaging customers more effectively in every store, as well as reducing total costs. The performance metrics under the stock credit program are based, in part, on the Company’s ability to execute its long-term core strategies with respect to store operations and customers. These core strategies, called the Four Priorities — compelling and distinctive merchandise assortments, simplified pricing, improving the shopping experience, and creative marketing — build the Company’s brands and drive traffic to the stores. Each of the Four Priorities is integral to Macy’s ability to successfully conduct business in its stores and interact with its customers.

Restricted Stock and Restricted Stock Units.    The CMD Committee has not had a regular program of granting restricted stock. It may grant shares of restricted stock or restricted stock units from time to time for retention and performance reasons. Restricted stock and restricted stock unit grants can be either time-based or performance-based. For more information about restricted stock and restricted stock units, see the restricted stock and restricted stock units discussion following the “2009 Grants of Plan Based Awards” table as well as the discussion under “Fiscal 2009 Actions” below.

Restricted stock and restricted stock units complement stock options. Stock options work well (that is, they provide incentives) when the fair market value of the stock is above or slightly below the exercise price of the options. However, stock options do not work as well (that is, they provide little or no incentive) if the fair market value of the stock underlying the options falls significantly below the exercise price of the options. On the other hand, restricted stock and restricted stock units can continue to provide incentive regardless of fluctuations in stock price.

Timing of Equity Grants.     The CMD Committee generally approves annual stock option grants, restricted stock grants, restricted stock units grants and stock credits grants at its March meeting. The March meeting occurs after financial results for the Company are available — at least three weeks after Macy’s releases its year-end earnings. In addition to the annual grants, the CMD Committee may approve option grants or restricted stock grants on a limited basis on other dates in special circumstances, such as to newly hired executives, or to executives promoted into option eligible positions or to retain executives important to the success of the Company.

Fiscal 2009 Actions:    At the beginning of fiscal 2008, the CMD Committee approved a two-year, long-term incentive program for the senior officers, including the Named Executives, consisting of stock options and stock credits. To arrive at the number of stock options and stock credits to award in fiscal 2008 and fiscal 2009 under this program, the CMD Committee determined a grant date dollar value for each Named Executive that was consistent with grants in prior years and competitive with the equity awards granted by the other companies in the retail peer group. The CMD Committee then calculated the number of option shares and stock credits needed to provide the Named Executive with that dollar value for the two year fiscal 2008-2009 period, with 60% of the dollar value to be awarded as “core” stock credits and 40% of the dollar value to be awarded as stock options. In fiscal 2008, the CMD Committee awarded all of the stock credits under the

2008-2009 stock credit plan (described below) and the first installment of stock options. In fiscal 2009, the CMD Committee awarded the second installment of stock options.

Stock Options:    The second installment of stock options for the 2008-2009 period was granted to the Named Executives on March 20, 2009. These options expire on March 20, 2019, vest 25% on each of the first four anniversaries of March 20, 2009 and are priced at $8.76, which was the closing price of Macy’s common stock on the New York Stock Exchange on March 19, 2009. The option grants are reflected in the 2009 Grants of Plan-Based Awards table under “Compensation of the Named Executives for 2009.”

Stock Credits:    On March 21, 2008, the CMD Committee awarded stock credits to the Named Executives under the 2008-2009 stock credit plan for a fiscal 2008-2009 performance period. These stock credits reinforce the key strategic objectives that need to be achieved to drive revenue growth and control costs in order to create long-term shareholder value. The stock credits awarded to Mr. Lundgren, Mrs. Hoguet and Ms. Kronick are 100% performance-based and include both “core” stock credits, with performance measures tied to the Four Priorities updated for the 2008-2009 performance period (Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing), and additional stock credits, with performance measures tied to the Company’s 2008 My Macy’s/Consolidation initiatives. These executives received all performance-based stock credits because they were in senior corporate-level positions that had the most opportunity to influence the strategic direction of the Company. The stock credits awarded to Ms. Greiner and Mr. Klein are 50% time-based and 50% performance-based “core” stock credits. At the time of the grant, these individuals were in positions at Company divisions with less opportunity to influence the strategic direction of the Company, so the CMD Committee awarded them time-based stock credits as well as performance-based stock credits. The Company’s “My Macy’s” initiative places more emphasis and talent at the local market level to differentiate stores, better serve customers and drive sales. The goal of the initiative is to ensure that core customers find merchandise assortments, size ranges, marketing programs and shopping experiences that are custom-tailored to their needs. The Company reallocated central office expense from three consolidated divisions in 2008 to allow it to invest in these market localization initiatives while reducing the planned level of Selling, General & Administrative (SG&A) expense. The CMD Committee believes that management’s success in carrying out these initiatives will determine how well Macy’s can attract customers to its stores and increase sales, which improves the bottom line and, ultimately, benefits the shareholders.

The Named Executives each received the following number of stock credits pursuant to the 2008-2009 stock credit plan:

	Core Stock Credits		My Macy’s/Consolidation Stock Credits
	Time-Based	Performance-Based
T. Lundgren		291,187	97,062
K. Hoguet		63,983	21,327
J. Greiner	18,108	18,109
R. Klein	31,991	31,992
S. Kronick		63,983	21,327

After the conclusion of fiscal 2009, Mr. Lundgren updated the CMD Committee on the progress the Company had made during fiscal 2008 and fiscal 2009 with respect to the updated Four Priorities (Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing) performance objectives associated with the “core” stock credits. He also updated the CMD Committee regarding the level of achievement of sales objectives and financial objectives with respect to the My Macy’s/Consolidation stock credits. Mr. Lundgren reported that, with respect to the core stock credits, the Company had made significant progress on the strategic goals related to the Four Priorities during the performance period. With respect to the My Macy’s/Consolidation stock credits, Mr. Lundgren reported that the Company’s sales with respect to pilot My Macy’s regions were below planned sales performance levels in fiscal 2008 as a result of changes in economic conditions. The pilot districts outperformed the Company’s other stores once My Macy’s was executed, even in the challenging economic environment. In fiscal 2009 these pilot locations achieved plan. He also reported that the Company had exceeded the consolidation savings performance objectives related to the unification of the Company’s organization structure of $60 million for fiscal 2008 and $100 million for fiscal 2009.

Based on this information, the CMD Committee evaluated the Company’s performance against the performance criteria applicable to the stock credits and determined that, for all participants in the 2008-2009 stock credit plan, including the Named Executives:

•	95% of the performance-based core stock credits were earned;

•	5% of the performance-based core stock credits were forfeited;

•	97.5% of the My Macy’s/Consolidation stock credits were earned; and

•	2.5% of the My Macy’s/Consolidation stock credits were forfeited.

For the Named Executives, the CMD Committee determination resulted in the following stock credits being earned:

	Performance-Based Core Stock Credits		Performance-Based My Macy’s/Consolidation Stock Credits
	Granted	Earned	Granted	Earned
T. Lundgren	291,187	276,627.65	97,062	94,635.40
K. Hoguet	63,983	60,783.85	21,327	20,793.80
J. Greiner	18,109	17,203.55
R. Klein	31,992	30,392.40
S. Kronick	63,983	60,783.85	21,327	20,793.80

The performance-based stock credits earned by the Named Executives as of the end of the 2008-2009 performance period and the time-based stock credits held by them are subject to two- and three-year holding periods. The additional holding periods support the Company’s retention objectives and ensure that the long-term portion of the executives’ compensation continues to be subject to changes in Company stock price. The value of one-half of the earned stock credits held by participants will be paid in cash in Spring 2012 at the end of the two-year holding period and the value of the other half of such earned stock credits will be paid in cash in Spring 2013 at the end of the three-year holding period.

Time-based Restricted Stock and Restricted Stock Units:    None of the Named Executives received a restricted stock or restricted stock unit grant in fiscal 2009 for which vesting was based solely on continued service.

Performance-Based Restricted Stock and Restricted Stock Units:     On March 20, 2009, the CMD Committee (and the Non-Employee Directors with respect to Mr. Lundgren) approved awards of performance-based restricted stock units to certain senior executives of the Company, including the Named Executives. These “Founders Awards” are intended to unite senior management in a common set of goals and to reward them for the successful execution of the Company’s multi-year strategic plan, including restructuring of the Company’s operations to a centralized business model and the implementation of the My Macy’s localization initiatives on a company-wide basis.

The Founders Awards, including those provided to the Named Executives, are structured as performance-based restricted stock units and may be earned upon the completion of a three-year performance period covering fiscal years 2009-2011. Whether units are earned at the end of the performance period will be determined based on the achievement of relative total shareholder return (TSR) performance objectives set by the CMD Committee in connection with the issuance of the units. Relative TSR reflects the change in the value of the Company’s common stock over the performance period in relation to the change in the value of the common stock of the 10-company executive compensation retail peer group over the performance period, assuming the reinvestment of dividends. The use of relative TSR as the performance measure eliminates the need to measure the Company’s success in its restructuring activities using internal standards, which may or may not be commensurate with changes in shareholder value, and instead measures success as determined by investor views as reflected in changes in shareholder value over time.

If the Company’s TSR for the performance period is equal to or less than the median TSR for the peer group, the entire Founders Award opportunity will be forfeited. If the Company’s TSR for the performance period is above the median but equal to or below the 66th percentile for the peer group, 75% of the award opportunity will vest. If the Company’s TSR for the performance period is above the 66th percentile for the peer group, 100% of the award opportunity will vest. In all events, vesting is contingent on continued employment throughout the entire three-year performance period, except in the event of retirement, death or disability, in which cases the award will be earned on a prorated basis at the end of the three-year performance period based on performance versus the previously described TSR standards.

The CMD Committee has the discretion to require an executive who has received a Founders Award, including a Named Executive, to repay income, if any, derived from the performance restricted stock units in the event of a restatement of the Company’s financial results to correct a material error that is determined by the CMD Committee to be the result of fraud or intentional misconduct.

The Named Executives received as Founders Awards the following number of performance restricted stock units, which will be earned as indicated:

		Percentage of Performance Restricted Stock Units Earned
	Performance Restricted Stock Units Granted (#)	If Macy’s TSR is ≤ the 50[h] Percentile of Peer Group TSR	If Macy’s TSR is > the 50th Percentile but ≤ the 66th Percentile of Peer Group TSR	If Macy’s TSR is > the 66th Percentile of Peer Group TSR
T. Lundgren	666,666	0%	75%	100%
K. Hoguet	151,255	0%	75%	100%
J. Greiner	151,255	0%	75%	100%
R. Klein	151,255	0%	75%	100%
S. Kronick	151,255	0%	75%	100%

Fiscal 2010 Actions:    The CMD Committee, in consultation with Cook & Co., has approved design changes to the Company’s long-term incentive compensation program beginning with fiscal 2010. The CMD Committee established a target amount for total long-term compensation for the performance period for each Named Executive consistent with prior year opportunities which are, in aggregate, consistent with median long-term incentive opportunities provided by the 10-company retail peer group. Consistent with prior practice, the CMD Committee determined that the Named Executives would receive 40% of the value of their annual long-term incentive award in stock options and 60% in performance shares during fiscal 2010. Performance shares are grants of restricted stock units under the 2009 Omnibus Plan that vest after the performance period only if predetermined performance goals are met by the Company. The CMD Committee established this mix of equity awards to support several important objectives, including focusing key employees on the achievement of longer-term goals related to the Company’s new My Macy’s strategy and updated Four Priorities (differentiating merchandise assortments and tailoring them to local taste; delivering obvious value; improving the overall shopping environment; and enhancing customer engagement, loyalty and traffic through more brand focus and effective marketing), establishing a direct link between compensation and the achievement of long-term financial objectives, and enhancing retention by mitigating the impact of fluctuations in the price of the common stock with the use of performance shares.

The number of performance shares that a Named Executive will earn at the end of the 2010-2012 performance period may vary from zero to 150% of the target award, based upon consideration of the Company’s three-year performance relative to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) Margin and ROIC (Return on Invested Capital) goals and subject to achievement of a predetermined minimum required three-year cumulative EBITDA goal. “Cumulative EBITDA” is defined as Earnings Before Interest, Taxes, Depreciation and Amortization earned over the three-year performance period as derived from the financial statements included in the Company’s Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

If the minimum required cumulative EBITDA goal for the performance period is achieved, the maximum award of 150% of the target award of performance shares is funded. The CMD Committee may then exercise negative discretion to adjust the maximum funded award to the actual number of performance shares to be paid to each Named Executive based on the Company’s performance against EBITDA Margin and ROIC objectives for the three-year performance period, weighted 70% and 30% respectively.

The CMD Committee selected these performance measures because the CMD Committee believes that they focus the Named Executives on profitability and asset productivity, which are critical outcomes of successful execution of the updated Four Priorities. In addition, they complement the EBIT, Sales and Cash Flow measures used in the annual bonus plan by focusing on efficient use of assets and profitable growth. The threshold, target and outstanding performance level for the EBITDA Margin and ROIC goals were established based on the Company’s long-range business plan, taking into consideration the Company’s and the peer companies’ historic performance.

The CMD Committee has the discretion to require a participant in the long-term incentive compensation program, including a Named Executive, to repay income derived from the performance shares, if any, in the event of a restatement of the Company’s financial results to correct a material error that is determined by the CMD Committee to be the result of fraud or intentional misconduct.

The Named Executives received the following target number of performance shares and stock options on March 19, 2010:

	Target Performance Shares Granted(#)		Stock Options Granted(#)
T. Lundgren	[	]	[	]
K. Hoguet	[	]	[	]
J. Greiner	[	]	[	]
R. Klein	[	]	[	]
S. Kronick	[	]	[	]

Benefits

The Company provides benefits based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. The Company’s primary benefits for executives include participation in the Company’s broad-based plans: the cash account pension plan; the 401(k) profit sharing plan; the Company’s health and dental plans and various other insurance plans, including disability and life insurance; and Macy’s philanthropic matching gift program.

Macy’s also provided the following benefits to the Named Executives in fiscal 2009:

•

Supplementary Retirement Plan — Macy’s provides a supplementary retirement plan to eligible executives described under “Compensation of the Named Executives for 2009 — Post Retirement Compensation.” The Supplementary Retirement Plan supplements the pension benefits provided under the cash account pension plan, and takes into account compensation that the tax rules do not permit the cash account pension plan to take into account. In addition, it supports Macy’s pay-for-performance culture by rewarding better performance with increased retirement benefits payable to eligible executives whose bonus compensation would otherwise not be taken into account under the broad-based cash account pension plan. The Named Executives are taxed on supplementary retirement benefits when those benefits are paid.

•

Deferred Compensation Plan — Macy’s provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit offers tax advantages to eligible executives, permitting them to defer payment of their compensation and defer taxation on that compensation until after termination. The deferred compensation plan is described under the heading “Compensation of the Named Executives for 2009 — Post Retirement Compensation — Non-qualified Deferred Compensation Plans.”

•

Financial Counseling — Until December 31, 2009, Macy’s paid for financial counseling services, the cost of which depended upon the compensation level of the executive. The fees paid for the services constitute imputed income to the Named Executives. This benefit provided the Named Executives with access to an independent financial advisor who was familiar with the Macy’s compensation and benefits programs and could provide the services efficiently and at the convenience of the executives, helping them focus more of their time on the Company’s business. Such financial counseling is no longer provided.

•

Car and Driver Program — Pursuant to an independent third-party security study Macy’s obtained in 2007, Macy’s is providing Mr. Lundgren with a car and driver for commuting in New York City, for certain business travel and for personal use. The driver is a trained security professional. This benefit is to ensure the personal safety of Mr. Lundgren, who maintains a significant public role as the leader of Macy’s. The benefit also allows Mr. Lundgren to work productively during his commute. For tax purposes, with respect to any commuting to and from work and any personal use of the car and driver by Mr. Lundgren, the costs relating to the service (other than the cost of executive protection services) constitute imputed income to Mr. Lundgren.

•

Business Luncheon Club — The Named Executives are offered Company-paid memberships at business luncheon clubs for the purpose of conducting business on behalf of Macy’s. Any meal or other expenses incurred at the clubs that are not business-related are the responsibility of the Named Executive. This benefit provides the Named Executives with access to congenial and helpful settings for business lunches and encourages them to use those locations for business lunches with vendors and other business related meetings.

•

Additional Executive Discount — All regular employees are eligible for a base merchandise discount. Until December 31, 2009, the Named Executives were eligible for an additional discount on top of the base discount for a total discount of 40%. Prior to December 31, 2009, the Named Executives were reimbursed for estimated taxes on imputed income associated with the additional discount. Such additional discount and tax reimbursement are no longer provided.

•

Company Airplane — Mr. Lundgren travels extensively on Company business throughout the fiscal year reviewing the Company’s 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico. The Company also participates in the Corporate Angel program that flies cancer patients to and from their homes and hospitals for treatment. These individuals often accompany Mr. Lundgren on his flights, since they are not able to fly commercially due to the potential risk of infection. Mr. Lundgren is permitted to use Company-owned aircraft for personal flights as well as these business flights. This benefit increases the level of safety and security for Mr. Lundgren and his family. In addition, making the aircraft available to Mr. Lundgren allows him to efficiently and securely conduct business during both business and personal flights. Furthermore, given the delays associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become even more inefficient in recent years, and making the aircraft available to Mr. Lundgren maximizes his availability to conduct business both before and after his flights. Finally, Macy’s believes that the value to Mr. Lundgren of making the aircraft available for Mr. Lundgren and his family, in terms of convenience and saving of time, is greater than the incremental cost that Macy’s incurs to make the aircraft available and therefore is an efficient form of compensation for him.

Fiscal 2009 Actions:    At its March 20, 2009 meeting, the CMD Committee acted to eliminate the following benefits that had historically been provided to senior executives, including the Named Executives:

•

Automobile Program — Macy’s provided the Named Executives other than Mr. Lundgren a choice of a car lease or an automobile allowance. The automobile allowance for those executives who received an automobile allowance under the Automobile Program ended on June 30, 2009. For executives who leased vehicles, the lease program will be phased out as the current three-year terms of the leases expire;

•

Financial Counseling — Macy’s paid for financial counseling services, the cost of which depended upon the compensation level of the executive. The Financial Counseling program ended as of December 31, 2009;

•	Company-paid Senior Life Insurance — Macy’s provided company-paid life insurance coverage for certain senior executives. This program ended as of December 31, 2009; and

•

Additional Executive Discount — All regular employees are eligible for a base merchandise discount. Senior executives, including the Named Executives, were eligible for an additional discount on top of the base discount for a total discount of 40%. The additional merchandise discount and the related gross-up for senior executives ended as of December 31, 2009.

Executive Severance and Change in Control Plans

Macy’s equity programs and deferred compensation programs provide for accelerated benefits in the event of a change in control, which affect all participants in those programs as well as the Named Executives. If a change in control were to occur, stock options, restricted stock and stock credits issued under the 2006-2007 and 2008-2009 stock credit plans would immediately vest for all holders and deferred compensation plan stock credit units and cash account balances would immediately become payable. This reassures executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to the management and directors in place following a change in control. Beginning in fiscal 2010, all equity awards will be subject to “double trigger” vesting in the event of a change in control, consistent with current corporate governance “best practices”. Under a “double trigger” approach, vesting accelerates only if a participant’s employment terminates without cause or for good reason within a set period of months following a change in control.

Certain senior executives, including the Named Executives, have employment agreements that provide for severance payments in the event that their employment is terminated without cause prior to the end of the term of the agreement based on the number of months remaining under the term of the agreement. In addition, until November, 2009, many of these executives, including Mr. Lundgren, Mrs. Hoguet and Ms. Kronick, had individual change-in-control agreements which provided that if, following a change in control, the executive was terminated for any reason, other than death, disability or for cause, or the executive terminated his or her employment for “good reason,” then the executive would be entitled to severance benefits. Ms. Greiner and Mr. Klein have change in control provisions included in their employment agreements. These change-in-control arrangements provided for continuity of management in the event of a change in control of the Company.

At the request of the CMD Committee, management commenced a review of alternatives for providing severance protection in the event an executive loses his or her job as a result of an involuntary termination of employment, including following a change-in-control. The review began as a result of changes in tax rules under Internal Revenue Code Sections 409A and 415, a recognition that the Company had a relatively large number of employees under employment agreements that created inconsistencies in the amount of severance protection due to variations in the terms of the employment agreements, and market trends that indicated that “best practice” is to restrict change in control protection to a more limited group of executives who make key decisions about the potential change in control and whose continued help through a change in control is crucial to the success of the transition.

After several months of reviewing alternatives and practices within the retail industry and the market in general with the assistance of Hewitt Associates LLC and outside counsel and, at the request of the CMD Committee, with input from Cook & Co., management recommended that the CMD Committee approve a new executive severance plan and a new change in control plan. These plans provide a level of benefits that are within a reasonable range of severance protection based on competitive practices with respect to comparable positions and which provide payouts that are within a percentage of the Company’s market capitalization that is consistent with commonly accepted practice. The CMD Committee (and the Non-Employee Directors with respect to Mr. Lundgren) approved the plans on October 23, 2009.

The Executive Severance Plan, referred to as the ESP, replaces individual employment agreements, which will expire at the end of their current terms. Certain senior executives who currently have employment agreements are potentially eligible to participate in the ESP, including the Named Executives other than Ms. Kronick. Their participation will commence upon execution of a restricted covenant agreement described in the discussion of the ESP in “Compensation of the Named Executives for 2009 — Potential Payments Upon Termination or Change in Control — Termination Payments under Executive Severance Plan.” Ms. Kronick is not eligible to participate in the ESP since she is retiring shortly following the end of the term of her employment agreement. For a description of the severance benefits the Named Executives would be entitled to receive under the ESP see “Compensation of the Named Executives for 2009 — Potential Payments Upon Termination or Change in Control — Termination Payments under Executive Severance Plan.”

The Change in Control Plan, referred to as the CIC Plan, became effective on November 1, 2009, when all of the Company’s individual change-in-control agreements expired. Each employee of the Company or one of its subsidiaries, divisions or controlled affiliates who is designated by the Company’s Board of Directors as being subject to Section 16 of the Securities Exchange Act of 1934, including each of the Named Executives, and any other employee designated by the CMD Committee, is eligible to participate in the CIC Plan.

Executives who had individual change-in-control agreements were entitled to receive a lump sum severance payment in the amount of three times their base salary and annual bonus if their employment was terminated as a result of the change in control or if they terminated their employment for good reason following the change in control. The annual bonus would have been calculated under those agreements based on the greater of (i) “target” bonus or (ii) the highest bonus paid during the three years preceding the change in control. They were also entitled to continue to participate in the Company’s welfare benefit plans for up to three years following such termination. In addition, they would receive credit for an additional period of three years of service with the Company for the purpose of determining service credits and benefits under the Company’s retirement and pension plans.

Under the CIC Plan, participants, including the Named Executives, would be entitled to receive a lump sum severance payment in the amount of two times their base salary and annual bonus if, subject to specified exceptions, their employment is terminated within two years after the first occurrence of a change in control (as defined in the CIC Plan) either involuntarily without cause (as defined in the CIC Plan) or voluntarily for good reason (as defined in the CIC Plan). The annual bonus would be based on the average bonus paid to the participant during the three years preceding the change in control; provided, however, that if the change in control occurs prior to November 1, 2012, the annual bonus would be the participant’s “target” bonus for the year in which the change in control occurs. If a participant does not engage in specified activities in competition with the Company during the first year following termination of employment, the participant would be paid an additional payment equal to one times base salary and annual bonus at the end of the one-year period. In addition to the above, the participant would receive credit for an additional period of two years of service with the Company (three years, if the participant does not engage in specified activities in competition with the Company during the first year following termination of employment) for the purpose of determining service credits and benefits under the Company’s retirement and pension plans. Under the CIC Plan, welfare benefits would not continue following termination. The CIC Plan does not provide for any gross up for taxes on the severance payments.

The CIC Plan defines “change in control” and “good reason” as described under “Compensation of the Named Executives for 2009 — Potential Payments upon Termination or Change in Control — Termination Payments under Change-in-Control Plan” below.

Stock Ownership Guidelines For Executives

During fiscal 2006, the Board adopted stock ownership guidelines for certain executives of Macy’s, including the Named Executives. Under the guidelines, specified executives are required to own Macy’s stock, as follows:

Position	Ownership Guideline
Chief Executive Officer	5 x base salary
Vice Chair, Chief Administrative Officer (CAO) and CFO	3 x base salary
Executive Committee (other than the CEO, CAO and CFO), Executive Vice President — Corporate Officer (other than the Controller) and Business Unit Principal	1 x base salary

Shares counted toward the ownership requirement include:

•	any shares beneficially owned by the executive and members of the executive’s immediate family;

•	stock credits or other stock units credited to an executive’s account through deferrals under the Company’s deferred compensation program;

•	time-based restricted stock before the restrictions have lapsed;

•	time-based stock credits issued under the stock credit plans during performance and holding periods;

•	performance-based stock credits issued under the stock credit plans during holding periods; and

•	the executive’s proportionate share of the Macy’s common stock fund under the company’s 401(k) plan.

Macy’s common stock subject to unvested or unexercised stock options does not count toward the ownership requirement. An executive must comply with these guidelines by the later of August 1, 2011 or within five years from the date the executive is employed in one of the positions listed above. Stock ownership is measured as of the beginning of the fiscal year.

Hedging/Pledging Policy

The Company has adopted a policy which prohibits directors and participants in the Company’s long-term incentive plan from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s common stock or pledging the Company’s common stock in lending transactions. These individuals may not engage in the purchase or sale of put and call options, short sales and other hedging transactions designed to minimize the risk in owning Company common stock. These individuals may not pledge the Company’s securities as collateral for a loan, including, without limitation, in a margin account. The prohibitions described above do not apply to the exercise of stock options granted as part of a Company incentive plan.

Deductibility

The CMD Committee considers the deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code in the design of Macy’s compensation programs. Section 162(m) places a limit of $1 million on the amount of compensation that Macy’s may deduct in any one year with respect to the Named Executives (other than the Chief Financial Officer). There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements defined by the IRS. Annual non-equity incentive plan compensation, stock option awards and performance-based restricted stock awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. The CMD Committee has taken the necessary actions to maximize the deductibility of payments under Macy’s 1992 Bonus Plan and of awards under its two equity plans. However, the CMD Committee may elect to provide compensation that is not deductible in order to achieve its compensation objectives. Consequently, portions of the total compensation program may not be deductible under Section 162(m), including the portion of base pay of some of the Named Executives in excess of $1 million, time-based restricted stock and stock credit awards.

The following table outlines which types of payment retain deductibility when the $1 million threshold is exceeded:

	Deductible	Not Deductible
Base Salary		x
Annual Incentive Bonus	x
Stock Options	x
Performance-Based Restricted Stock/Restricted Stock Units	x
Time-Based Restricted Stock		x
Stock Credits		x

Section 280G

Section 280G and related sections of the Internal Revenue Code provide that executive officers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change-in-control event. Macy’s does not provide any executive officer with a commitment to gross-up or reimburse tax amounts that the executive might pay pursuant to Section 280G.

Accounting

In its financial statements, Macy’s records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the Named Executives. Accounting rules also require Macy’s to record an expense in its financial statements for equity-based awards, even though equity awards are not paid as cash to employees. Macy’s expenses all equity-based awards in accordance with ASC Topic 718. Macy’s has not implemented any significant changes in its executive compensation program design as a result of ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The CMD Committee establishes and administers the compensation practices related to the senior executive officers of Macy’s and also ensures appropriate succession plans for the CEO and other key executive positions. All members of the CMD Committee qualify:

•	as “independent” under the applicable listing standards of the NYSE;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

The CMD Committee met four times in fiscal 2009. The CMD Committee regularly meets in executive session without the presence of management.

The CMD Committee has reviewed and discussed the Compensation Discussion & Analysis with Macy’s management. Based on the review and discussions referred to above, the CMD Committee recommended to the Board that the Compensation Discussion & Analysis be included in Macy’s Annual Report on Form 10-K and proxy statement.

The foregoing report was submitted by the CMD Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Respectfully submitted,

Craig E. Weatherup, Chairperson

Deirdre P. Connelly

Meyer Feldberg

Sara Levinson

Joseph Neubauer

Karl von der Heyden

COMPENSATION OF THE NAMED EXECUTIVES FOR 2009

The following table summarizes the compensation of Macy’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of Macy’s, collectively referred to as the “Named Executives.” In accordance with current SEC disclosure requirements, the amounts in the “Stock Awards” and “Option Awards” columns reflect the grant date values of equity awards. The amounts in these columns and the “Total” column for fiscal 2008 and fiscal 2007 have been restated to conform to the current requirements.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)		Changes in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
T. Lundgren	2009	1,500,000	0	2,393,331	1,456,520	[	]	3,244,080	498,556	[	]
Chairman, President and Chief Executive Officer	2008	1,500,000	0	9,647,988	2,279,877	900,000		0	496,423	14,824,288
	2007	1,491,667	0	3,321,750	9,316,220	0		1,218,942	290,945	15,639,524

K. Hoguet	2009	800,000	0	543,005	320,048	[	]	983,921	91,651	[	]
Chief Financial Officer	2008	800,000	0	2,119,954	500,961	240,000		0	80,517	3,741,432
	2007	791,667	0	0	498,781	0		372,011	77,280	1,739,739

J. Greiner	2009	731,667	0	543,005	320,048	[	]	853,853	1,229,651	[	]
Chief Merchandise Planning Officer

R. Klein	2009	1,000,000	0	543,005	320,048	[	]	1,782,962	50,463	[	]
Chief Stores Officer

S. Kronick	2009	1,100,000	0	543,005	320,048	[	]	1,608,346	162,660	[	]
Vice Chair	2008	1,100,000	0	2,119,954	500,961	330,000		0	66,579	4,117,494
	2007	1,091,667	0	0	498,781	0		738,738	86,975	2,416,161

(1)	The amounts in this column represent discretionary bonus amounts paid to the Named Executives. Annual performance-based bonus amounts paid to the Named Executives pursuant to the 1992 Bonus Plan are reflected in the “Non-Equity Incentive Plan Compensation” column.

(2)	The amounts in this column for fiscal 2009 reflect the fair value for performance-based restricted stock units ($3.59 per share). The fair value amounts were determined using a Monte Carlo simulation analysis to estimate the total shareholder return ranking of the Company among a 10-company executive compensation peer group over the remaining performance period. For additional information about the assumptions used in these calculations, see Note 16 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. The amounts in this column for fiscal 2008 and fiscal 2007 reflect the fair value for restricted stock and stock credits determined by using the grant date closing price for the common stock.

(3)	The amounts in this column reflect the grant date value of stock options determined using the Black-Scholes option pricing model in accordance with ASC Topic 718. See footnote (4) to the 2009 Grants of Plan-Based Awards table.

(4)	Macy’s does not pay above-market interest under its deferred compensation plan. The amounts reflected for fiscal 2009 in this column represent the change in fiscal 2009 in the actuarial present value of accumulated pension benefits under the Company’s cash balance pension plan and supplementary executive retirement plan. The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a unit credit cost method, a 5.65% discount rate and mortality rates under the RP2000CH table projected to January 1, 2015 using scale AA. Scale AA defines how future mortality improvements are incorporated into the projected mortality tables and is based on a blend of Federal Civil Service and Social Security experiences from 1977 through 1993. The increase in the actuarial present value of the pension benefit is mainly attributable to the fact that the discount rate decreased from 7.45% for fiscal 2008 to 5.65% for fiscal 2009. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the plans, and each Named Executive was assumed to live to and retire at the normal retirement age.

(5)	Included in “All Other Compensation” for fiscal 2009 is the incremental cost to Macy’s of the following perquisites made available to the Named Executives:

Name	Aircraft Usage(a) ($)	Financial Counseling ($)	Car Programs(b) ($)	Additional Executive Merchandise Discount ($)	Relocation(c) ($)	Gross up(d) ($)	401(k) Matching Contribution/ Insurance Premiums ($)	Total
Lundgren	175,026	20,875	261,486	25,222	0	11,854	4,093	498,556
Hoguet	0	20,875	10,797	38,017	0	17,868	4,093	91,651
Greiner	0	18,583	9,480	13,101	643,079	541,314	4,093	1,229,651
Klein	0	20,875	12,040	9,153	0	4,302	4,093	50,463
Kronick	102,381	20,875	2,546	23,509	0	11,049	2,301	162,660

(a)	The amount shown for aircraft usage represents a ratio of flight hours for personal flights divided by total flight hours on all company planes. The ratio was applied against total airplane cost (excluding depreciation, real estate taxes, insurance, rent and other fixed operating costs).

•	Total flight hours equal the total number of hours for every flight flown.

•	Flights were deemed business or personal based on the primary purpose for the flight.

•	If a trip was deemed personal, ferry flight hours, if any, were included as personal.

•	If a business trip included an intermediary personal stop, only the difference between a direct flight and the indirect flight was considered personal.

•

If a trip was exclusively personal except for a one-day business stop, all miles were treated as personal less an adjustment for the flight hours to and from the originating airport to the business location.

During the implementation of the My Macy’s localization initiative and the transition to a new management team, Ms. Kronick was required to travel on Company business more frequently than in the past. Her husband was permitted to travel with her on some of those business trips. His travel was treated as personal use of the Company’s airplane for tax purposes. For a more detailed description of Macy’s policies with respect to personal use of Company airplanes, see the “Benefits” discussion in the “Compensation Discussion & Analysis.”

(b)	For the Named Executives other than Mr. Lundgren, the amount shown reflects the product of (i) the percentage of miles the Named Executive used the vehicle for non-business reasons multiplied by (ii) the actual costs incurred to provide the vehicle, including the costs of the lease, fuel, parking and insurance, reduced by any personal contributions made by the Named Executive. For Mr. Lundgren, the amount reflects the costs relating to the use of a car and driver service that the Company makes available to him for safety reasons pursuant to the recommendation of a third-party security study.

(c)	In connection with the implementation of the My Macy’s localization initiative, the Company required Ms. Greiner to relocate to New York. The Company provides relocation assistance for professionals and executives transferred at Macy’s request, including travel, assistance with the sale of the individual’s residence, shipping and/or storage of household goods, temporary housing and closing costs. The amount shown is the relocation costs reimbursed to Ms. Greiner or paid to others on her behalf.

(d)	The amount shown reflects gross up payments made in December 2009 on the executive discount for the period from November 2008 through October 2009. The Company is no longer providing a tax gross up for merchandise discounts, commencing with purchases made after December 31, 2009. For Ms. Greiner, the amount also includes a gross up payment of $535,157 for imputed income on relocation assistance during the 2009 calendar year that was provided to Ms. Greiner under the Company’s relocation policy described in note (c) above.

Plan-Based Awards

The following table sets forth certain information regarding the annual incentive plan and stock options and other equity awards granted during fiscal 2009 to each of the Named Executives.

2009 GRANTS OF PLAN-BASED AWARDS

Name	Award Type	Grant Date for Equity- Based Awards	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (2)	Maximum (#)

Lundgren	Annual Incentive	n/a	600,000	2,250,000	4,500,000
	Performance RSUs	3/20/09					666,666				2,393,331
	Stock Options	3/20/09							582,608	8.76	1,456,520

Hoguet	Annual Incentive	n/a	160,000	600,000	1,200,000
	Performance RSUs	3/20/09					151,255				543,005
	Stock Options	3/20/09							128,019	8.76	320,048

Greiner	Annual Incentive	n/a	150,000	562,500	1,125,000
	Performance RSUs	3/20/09					151,255				543,005
	Stock Options	3/20/09							128,019	8.76	320,048

Klein	Annual Incentive	n/a	200,000	750,000	1,500,000
	Performance RSUs	3/20/09					151,255				543,005
	Stock Options	3/20/09							128,019	8.76	320,048

Kronick	Annual Incentive	n/a	220,000	825,000	1,650,000
	Performance RSUs	3/20/09					151,255				543,005
	Stock Options	3/20/09							128,019	8.76	320,048

(1)	The Named Executives are eligible for an annual cash incentive award under Macy’s 1992 Bonus Plan, which is deemed a “non-equity incentive plan” under SEC rules. Bonus awards are interpolated for performance that falls between “Threshold” and “Target” and between “Target” and “Maximum.” If corporate EBIT performance exceeds plan by more than a predetermined amount, the Named Executives may receive a bonus in excess of the “maximum” amount reflected in the table. The actual bonus amount, if any, earned under the 1992 Bonus Plan is reported in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table. For a more detailed discussion of the 1992 Bonus Plan, see the “Annual Performance-Based Bonus” discussion in the “Compensation Discussion & Analysis.”

(2)	The Named Executives received a special grant of performance-based restricted stock units (“Performance RSU”) on March 20, 2009. The Performance RSUs vest over a three-year performance period covering fiscal years 2009-2011. Whether the Performance RSUs are earned at the end of the performance period will be determined based on the achievement of relative total shareholder return (TSR) performance objectives. Performance RSUs that are earned at the end of the performance period will be paid out as shares of Macy’s common stock, net of required tax withholding. Dividends, if any, paid on the Company’s common stock will be credited to the Named Executives’ Performance RSU accounts as additional restricted stock units and will be paid out as shares of Macy’s common stock at the end of the performance period to the extent that the underlying Performance RSUs to which the dividends relate are earned. See the “Performance-Based Restricted Stock and Restricted Stock Units” discussion in “Compensation Discussion & Analysis – Long-Term Performance-Based and Other Equity Incentives — Fiscal 2009 Actions” and the “Restricted Stock and Restricted Stock Units” discussion below.

(3)	The numbers reflected in this column represent the number of stock options granted to the Named Executives in fiscal 2009.

(4)	Stock options were valued as of the grant date using the Black-Scholes option pricing model in accordance with ASC Topic 718, using the following assumptions:

3/20/09 Grant
Dividend yield:	2.3%
Expected volatility:	36.4%
Risk-free interest rate:	1.9%
Expected life:	5.4 years
Black-Scholes value:	$2.50

Performance RSUs were valued at $3.59 per unit using a Monte Carlo simulation analysis. See footnote (2) to the 2009 Summary Compensation Table.

Stock Options.    Prior to May 15, 2009, the CMD Committee granted stock options from the 1995 Equity Plan and the 1994 Stock Plan, each of which has been approved by Macy’s shareholders. After shareholders approved the 2009 Omnibus Plan at the 2009 annual meeting, stock options may no longer be granted under the 1995 Equity Plan or the 1994 Stock Plan. Under the 2009 Omnibus Plan, the exercise price of stock options may not be less than the market price of the underlying Macy’s common stock on the grant date (which is defined in the 2009 Omnibus Plan as the closing price of Macy’s common stock on the NYSE on the grant date). Stock options granted by Macy’s vest over time, typically in 25% installments on the first through fourth anniversaries of the grant date, and have ten year terms. Macy’s plans do not provide for the granting of “reload” options and prohibit the repricing of previously granted options.

The stock option agreements for the 2009 Omnibus Plan provide for the accelerated or continued vesting and exercisability under certain circumstances, including as follows:

Event	Accelerated or Continued Vesting	Exercisability

Retirement at age 55-61, with at least 10 years of service.	n/a	Vested options may be exercised until the end of their term.

Retirement at age 62 or over, with at least 10 years of service.	Unvested options continue to vest following retirement.	Options may be exercised until the end of their term.

Death of active employee under age 55 or who has less than 10 years of service.	Unvested options immediately vest.	Options may be exercised until the earlier of the third anniversary of such death or the end of their term.

Death of active employee age 55-61, with at least 10 years of service.	Unvested options immediately vest.	Options that were vested prior to such death may be exercised until the end of their term. Options that vested upon such death may be exercised until the earlier of the third anniversary of such death or the end of their term.

Death of active employee age 62 or over, with at least 10 years of service.	Unvested options immediately vest.	May exercise options until the end of their term.

Event	Accelerated or Continued Vesting	Exercisability

Permanent and total disability of active employee.	Unvested options immediately vest.	May exercise options until the end of their term.

Termination of employment within a specified period following a change in control.	Unvested options immediately vest.	Options may be exercised for up to 90 days following termination if not retirement eligible. If retirement eligible, retirement provisions apply.

The stock option agreements for option grants after May, 2006 under the 1995 Equity Plan and the 1994 Stock Plan provide that options become immediately exercisable in full, and remain exercisable until the end of their term, in the event of (i) a change in control of the Company, (ii) the executive’s permanent and total disability, or (iii) the executive’s death following retirement under a Company-sponsored IRS qualified retirement plan at or after attaining age 62 with a minimum of 10 years of service. Unvested options become immediately exercisable in full, and remain exercisable until the earlier of the third anniversary of death or the end of their term if an executive dies while actively employed. Option shares continue to become exercisable following retirement if the executive retires under a Company-sponsored IRS qualified retirement plan at or after attaining the age of 62 with a minimum of 10 years of service. The stock option agreements under all of the Company’s plans provide that options automatically terminate if, among other events, the executive retires under a Company-sponsored IRS qualified retirement plan at or after attaining the age of 55 with a minimum of 10 years of service, is a party to an employment agreement with the Company immediately prior to retirement, and renders personal services to a competing business within one year of the date retirement commenced. All stock options granted to the Named Executives in fiscal 2009 were granted under the 1994 Stock Plan. See also the “Stock Options” discussion in the “Compensation Discussion & Analysis.”

Restricted Stock and Restricted Stock Units.    The CMD Committee grants shares of restricted stock or restricted stock units, referred to as RSUs, from time to time for retention and performance reasons. RSUs represent the right to receive a payment upon or after vesting equal to the market value per share of Macy’s common stock as of the grant date, the vesting date or such other date as determined by the CMD Committee on the date the RSUs are granted. Prior to May 15, 2009, restricted stock grants were granted under either the 1995 Equity Plan or the 1994 Stock Plan. After shareholders approved the 2009 Omnibus Plan at the 2009 annual meeting, restricted stock and RSUs may no longer be granted under the 1995 Equity Plan or the 1994 Stock Plan. Restricted stock and RSU grants can be either time-based or performance-based. Time-based restricted stock or RSUs will generally be forfeited by the executive if the executive’s employment with Macy’s ends prior to the vesting date. Shares and/or units may vest 100% on the third anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. Time-based restricted stock or RSUs may not fully vest in less than three years. Performance-based restricted stock and RSUs are subject to forfeiture if performance criteria applicable to the shares and/or units are not satisfied and/or if the executive’s employment with Macy’s ends prior to the vesting date. Performance-based restricted stock and Performance RSUs may not fully vest in less than one year. Depending upon satisfaction of the performance criteria, shares and/or units may vest up to 100% on the first anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. To the extent performance criteria are not satisfied, shares and/or units are forfeited.

The Performance RSUs granted to the Named Executives in fiscal 2009 were granted from the 1994 Stock Plan. The Performance RSUs that are earned at the end of the performance period will be paid to the Named Executives as shares of Macy’s common stock (net of required tax withholding) within 2 1/2 months following the end of the performance period. Dividends, if any, paid on the Company’s common stock will be credited to the Named Executives’ Performance RSU accounts as additional restricted stock units and will be paid out as shares of common stock to the extent that the underlying Performance RSUs are earned.

In the event of a change in control of the Company, the Performance RSUs will be converted to shares of time-based restricted stock vesting on the third anniversary of the grant date. If the change in control occurs prior to the 18-month anniversary of the start of the performance period, the conversion will be based on the target award opportunity. If the change in control occurs after such 18-month anniversary, the conversion will be based on performance through the date of the change in control. Unvested time-based restricted shares will vest if the Named Executive is terminated by the Company or the continuing entity without “cause” (as defined in the Company’s Change in Control Plan) or if the Named Executive voluntarily terminates employment for “good reason” (as defined in the Change in Control Plan) within the 18-month period following the change in control, or if the continuing entity does not assume or replace the awards. See also the “Performance-Based Restricted Stock and Restricted Stock Units” discussion in “Compensation Discussion & Analysis — Long-Term Performance-Based and Other Equity Incentives — Fiscal 2009 Actions”.

Stock Credits.    The CMD Committee authorized a stock credit plan in fiscal 2006 for the fiscal 2006-2007 performance period and in fiscal 2008 for the fiscal 2008-2009 performance period. The CMD Committee granted stock credits to the Named Executives in each of fiscal 2006 and fiscal 2008. It did not grant any stock credits in fiscal 2007 or in fiscal 2009 to the Named Executives. Stock credits issued under these plans were either time-based or performance-based, with performance objectives tied to the Company’s Four Priorities and, with respect to the plan authorized in 2006, to certain merger-related synergies, and with respect to the plan authorized in 2008, to the My Macy’s localization initiative and certain division consolidation synergies.

At the end of a two-year performance period, the CMD Committee evaluates performance against the performance criteria applicable to the stock credits to determine the percent (from 0% to 100%) of the performance-based stock credits earned by the Named Executives. The performance-based stock credits earned by the Named Executives and the time-based stock credits, if any, held by them are then subject to two- and three-year holding periods. The value of one-half of the stock credits, including dividend equivalents paid during the holding period, is paid in cash at the end of the two-year holding period and the value of the other half, including such dividend equivalents, is paid in cash at the end of the three-year holding period. In each case, the value is determined on the basis of the average closing price of Macy’s common stock as reported on the NYSE for the 20 business days preceding the expiration date of the applicable holding period.

With respect to stock credits awarded under the 2006-2007 stock credit plan, following the conclusion of fiscal 2007, the CMD Committee determined that 95% of the “core” performance-based stock credits and 100% of the “merger” performance-based stock credits had been earned by participants, including the Named Executives. Those stock credits and the time-based stock credits awarded to them under the 2006-2007 stock credit plan are subject to two- and three-year holding periods that expired on January 31, 2010 and that will expire on January 30, 2011, respectively. The initial payment of the value of the earned 2006-2007 stock credits was made shortly after the end of the January 31, 2010 holding period, along with the value of dividend equivalents accrued during the holding period on those stock credits. With respect to stock credits awarded under the 2008-2009 stock credit plan, following the conclusion of fiscal 2009, the CMD Committee determined that 95% of the “core” performance-based stock credits and, where applicable, 97.5% of the My Macy’s/Consolidation performance-based stock credits had been earned by participants, including the Named Executives. These stock credits and the time-based stock credits, if any, awarded under the 2008-2009 stock credit plan are now subject to two- and three-year holding periods that expire on January 29, 2012 and February 3, 2013, respectively.

Participants who leave the Company during the performance period will forfeit their stock credits unless they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s other than for cause, in which case their payments will be prorated for the number of months of completed service during the performance period divided by 24. Their payments will be made at the same time and in the same manner as payments to actively employed participants. In the event that a participant dies or becomes totally and permanently disabled during the performance period, the participant (in the event of disability) or the participant’s estate (in the event of death) will receive a lump sum payment, discounted to present value, of the prorated portion of their time-based stock credits.

Participants who leave the Company during a holding period for a grant of stock credits will:

•	forfeit their stock credit balances if they leave the Company voluntarily or if their employment is terminated for cause;

•

receive the stock credits they have earned if they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s for other than cause, payable at the same time and in the same manner as payments to actively employed participants;

•

receive a pro-rata payment of their stock credit balance if they retire between the ages of 55 and 62 with at least 10 years of vesting service, payable at the same time and in the same manner as payments to actively employed participants; and

•	receive a lump sum payment of the discounted present value of the total account in case of death or total and permanent disability.

All stock credit balances in the 2006-2007 and 2008-2009 stock credit plans vest and become immediately payable upon a change in control of the Company. See “Outstanding Equity Interests” below and the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

Outstanding Equity Interests

The following table sets forth certain information regarding the total number and aggregate value of options, stock credits, restricted stock and restricted stock units held by each of the Named Executives at January 30, 2010. The dollar amount shown for stock credits and restricted stock is calculated by multiplying the number of stock credits or shares of restricted stock, as applicable, by the closing price of Macy’s common stock ($15.93) on the last trading day of fiscal 2009.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lundgren	2/25/00	300,000	0	16.2187	2/25/10
	6/08/01	306,976	0	21.5000	6/08/11
	3/22/02	500,000	0	21.3400	3/22/12
	2/24/03	500,000	0	12.7900	2/24/13
	3/26/04	275,000	0	25.0050	3/26/14
	3/25/05	550,000	0	30.5350	3/25/15
	3/24/06	133,014	44,338	36.2600	3/24/16
	3/01/07	0	500,000	44.6700	3/01/17
	10/26/07	67,000	67,000	46.1500	3/23/17
	3/21/08	76,816	230,445	24.8500	3/21/18
	3/20/09	0	582,608	8.7600	3/20/19
						75,000	(2)	1,194,750
						632,352.05	(3)	10,073,368
									666,666	(4)	10,619,989
Hoguet	3/23/01	46,000	0	21.4250	3/23/11
	6/08/01	153,488	0	21.5000	6/08/11
	3/22/02	60,000	0	21.3400	3/22/12
	3/28/03	110,000	0	14.2850	3/28/13
	3/26/04	55,000	0	25.0050	3/26/14
	3/25/05	55,000	0	30.5350	3/25/15
	3/24/06	29,228	9,742	36.2600	3/24/16
	7/11/06	125,000	0	36.5100	7/11/16
	3/23/07	14,722	14,722	46.1500	3/23/17
	3/21/08	16,879	50,636	24.8500	3/21/18
	3/20/09	0	128,019	8.7600	3/20/19
						138,947.35	(3)	2,213,431
									151,255	(4)	2,409,492

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Greiner	3/28/03	6,000	0	14.2850	3/28/13
	3/28/03	1,750	0	14.2850	3/28/13
	3/26/04	3,000	0	25.0050	3/26/14
	3/26/04	12,000	0	25.0050	3/26/14
	3/25/05	6,000	0	30.5350	3/25/15
	3/24/06	13,511	4,503	36.2600	3/24/16
	3/23/07	9,861	9,861	46.1500	3/23/17
	3/21/08	9,554	28,662	24.8500	3/21/18
	3/20/09	0	128,019	8.7600	3/20/19
						61,778.45	(3)	984,131
									151,255	(4)	2,409,492
Klein	3/26/04	65,000	0	25.0050	3/26/14
	3/25/05	65,000	0	30.5350	3/25/15
	3/24/06	29,227	9,743	36.2600	3/24/16
	3/23/07	14,722	14,722	46.1500	3/23/17
	3/21/08	16,879	50,636	24.8500	3/21/18
	3/20/09	0	128,019	8.7600	3/20/19
						13,480	(2)	214,736
						119,754.10	(3)	1,907,683
									151,255	(4)	2,409,492
Kronick	3/23/01	72,000	0	21.4250	3/23/11
	6/08/01	207,232	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/28/03	97,500	0	14.2850	3/28/13
	3/26/04	65,000	0	25.0050	3/26/14
	3/25/05	65,000	0	30.5350	3/25/15
	3/24/06	29,228	9,742	36.2600	3/24/16
	7/11/06	200,000	0	36.5100	7/11/16
	3/23/07	14,722	14,722	46.1500	3/23/17
	3/21/08	16,879	50,636	24.8500	3/21/18
	3/20/09	0	128,019	8.7600	3/20/19
						138,947.35	(3)	2,213,431
									151,255	(4)	2,409,492

(1)	Options vest/vested as follows, with full vesting upon a change in control of the Company:

Grant Date	Vesting Schedule
2/25/00	25% on each of 3/24/01, 3/24/02, 3/24/03 and 3/24/04.
3/23/01	25% on each of 3/23/02, 3/23/03, 3/23/04 and 3/23/05.
6/08/01	100% on 6/01/05.
3/22/02	25% on each of 3/22/03, 3/22/04, 3/22/05 and 3/22/06.
2/24/03	25% on each of 2/24/04, 2/24/05, 2/24/06 and 2/24/07.
3/28/03	25% on each of 3/28/04, 3/28/05, 3/28/06 and 3/28/07.
3/26/04	25% on each of 3/26/05, 3/26/06, 3/26/07 and 3/26/08.
3/25/05	25% on each of 3/25/06, 3/25/07, 3/25/08 and 3/25/09.
3/24/06	25% on each of 3/24/07, 3/24/08, 3/24/09 and 3/24/10.
7/11/06	100% on 7/11/09.
3/01/07	100% on 2/28/11.
3/23/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
10/26/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
3/21/08	25% on each of 3/21/09, 3/21/10, 3/21/11 and 3/21/12.
3/20/09	25% on each of 3/20/10, 3/20/11, 3/20/12 and 3/20/13.

(2)	Time-based restricted stock. For Mr. Lundgren, the shares vest on 2/28/11. For Mr. Klein, 6,640 of the shares vest on March 21, 2010 and 6,840 of the shares vest on March 21, 2011.

(3)	Time-based and vested performance-based stock credits. These stock credits are subject to satisfaction of holding periods that expired or will expire as of the following dates:

	Holding Period Expiration Date
	1/31/10	1/30/11	1/29/12	2/3/13
Lundgren	130,544.500	130,544.500	185,631.525	185,631.525
Hoguet	28,684.850	28,684.850	40,788.830	40,788.830
Greiner	13,232.950	13,232.950	17,655.775	17,655.775
Klein	28,684.850	28,684.850	31,191.700	31,191.700
Kronick	28,684.850	28,684.850	40,788.830	40,788.830

See also the “Stock Credits” discussion in the narrative following the 2009 Grants of Plan-Based Awards table.

(4)	Performance RSUs that vest following the conclusion of the three-year fiscal 2009-2011 performance period, subject to the satisfaction of performance criteria. See the “Restricted Stock and Restricted Stock Units” discussion in the narrative following the 2009 Grants of Plan-Based Awards table and the “Performance-Based Restricted Stock and Restricted Stock Units” discussion in “Compensation Discussion & Analysis — Long-Term Performance-Based and Other Equity Incentives — Fiscal 2009 Actions”.

The following table sets forth certain information regarding the value realized by each of the Named Executives during fiscal 2009 upon the exercise of stock options, the vesting of restricted stock and the vesting of stock credits granted under the 2006-2007 stock credit plan.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)
Lundgren	300,000	909,390	130,544.50	2,139,624
Hoguet	46,000	162,440	70,684.85	919,125
Greiner	0	0	13,232.95	216,888
Klein	0	0	45,324.85	613,586
Kronick	0	0	78,684.85	1,004,645

(1)	The amounts “realized” from option exercises reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the Named Executives may keep the shares they acquire upon the exercise of the option (or sell them at different prices), these amounts do not necessarily reflect cash actually realized upon the exercise of those options.

(2)	For Mrs. Hoguet, the number represents 42,000 shares of restricted stock that vested on July 11, 2009 and 28,684.85 stock credits from the 2006-2007 stock credit plan for which the three-year holding period expired at the end of fiscal 2009. For Mr. Klein, the number represents 6,640 shares of restricted stock that vested on March 21, 2009, 10,000 shares of restricted stock that vested on March 24, 2009 and 28,684.85 stock credits from the 2006-2007 stock credit plan. For Ms. Kronick, the number represents 50,000 shares of restricted stock that vested on July 11, 2009 and 28,684.85 stock credits from the 2006-2007 stock credit plan. For the other Named Executives, the number represents stock credits from the 2006-2007 stock credit plan. In addition to the amounts shown, the Named Executives also received the following amounts with respect to dividend equivalents accrued on the stock credits during the holding period: Mr. Lundgren, $114,415, Ms. Greiner $11,598, and Mrs. Hoguet, Mr. Klein and Ms. Kronick, $25,140 each. See also the “Stock Credits” discussion in the narrative following the 2009 Grants of Plan-Based Awards table.

Post Retirement Compensation

Retirement Plans

Macy’s retirement program, referred to as the Retirement Program, consists of defined benefit plans and a defined contribution plan. As of January 1, 2010, approximately 118,000 employees, including the Named Executives, participated in the Retirement Program.

Defined Benefit Plans.    Macy’s has two defined benefit plans covering the Named Executives — a cash account pension plan, referred to as the CAPP, and a supplementary executive retirement plan, referred to as the SERP. The following table shows the actuarial present value of each of the Named Executive’s accumulated benefit under each plan, calculated as of the end of fiscal 2009. Macy’s determined the present value using the same assumptions used for financial reporting purposes — a unit credit cost method, a 5.65% discount interest rate, and a normal retirement age of 65 (as defined by the plans).

2009 PENSION BENEFITS

Name	Plan Name	Number of years of credited service (#)	Present Value of Accumulated Benefit ($)
Lundgren	CAPP	28	198,270
	SERP	28	10,224,918
Hoguet	CAPP	27	240,879
	SERP	27	2,673,478
Greiner	CAPP	34	162,143
	SERP	34	2,435,833
Klein	CAPP	34	265,210
	SERP	34	7,305,524
Kronick	CAPP	36	377,161
	SERP	36	6,149,135

Cash Account Pension Plan.    Under the CAPP, a participant retiring at a normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of:

•

an opening cash balance for participants in the plan at December 31, 1996, equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan;

•	pay credits (generally, a percentage of eligible compensation credited annually based on length of service); and

•	interest credits (credited quarterly, based on the 30-Year Treasury Bond rate for the November prior to each calendar year, with a guaranteed minimum rate of 5.25%).

In addition, if a participant had attained at least age 55 and had completed 10 or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.

Supplementary Executive Retirement Plan.    To allow the Retirement Program to provide benefits based on a participant’s total compensation, Macy’s adopted the SERP, which is a nonqualified unfunded plan. All benefits under the SERP are payable out of the general corporate assets of Macy’s. It provides retirement benefits to eligible executives based on all eligible compensation, including compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Macy’s Executive Deferred Compensation Plan, referred to as the EDCP, in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the CAPP, the participant’s Prior Plan Credits (defined below) and Social Security benefits. As of January 1, 2010, approximately 590 employees were eligible to receive benefits under the terms of the SERP. Macy’s has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.

Eligible compensation for this purpose includes amounts reflected in the 2009 Summary Compensation Table under the headings “Salary” and “Non-Equity Incentive Plan Compensation” but excludes amounts reflected in other columns of such table and excludes bonus amounts that exceed 100% (160% for Mr. Lundgren) of salary.

In addition to the CAAP and the SERP, Macy’s Retirement Program includes a profit sharing plan, the Macy’s Profit Sharing 401(k) Investment Plan (the “401(k) Plan”). The 401(k) Plan permits executives to contribute up to 8% of compensation (up to maximum amounts established from time to time by the Internal Revenue Code) each year. Macy’s matches contributions of up to 5% of eligible compensation each year. The matching rate is discretionary, but in accordance with the terms of the 401(k) Plan is not less than 33 1/3% of matchable contributions. In February 2009, Macy’s announced that it had amended the 401(k) Plan to provide that the matching rate for fiscal 2009 would be 10% of matchable contributions. In December 2009, Macy’s announced that it has again amended the 401(k) Plan to provide that the matching rate for fiscal 2010 will be 10% of matchable contributions. The executive may choose any of several investment funds for investment of the executive’s balances, and may change those elections daily. Benefits may be paid out at termination of employment. Executives may borrow portions of their investment balances while employed. Company contributions to the Named Executives under the 401(k) Plan are reported in the “All Other Compensation” column of the 2009 Summary Compensation Table.

Prior to the adoption of the 401(k) Plan, Macy’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (the “Prior Plan Credits”) which accrued prior to the adoption of the 401(k) Plan continue to be maintained and invested as a part of the 401(k) Plan until retirement, at which time they are distributed.

Non-qualified Deferred Compensation Plans

Macy’s provides the opportunity for executives to defer compensation through the Executive Deferred Compensation Plan, referred to as the EDCP. Under the EDCP, eligible executives may elect to defer a portion of their compensation each year as either stock credits or cash credits. Stock credit accounts reflect common stock equivalents and dividend equivalents. Common stock equivalents are the number of full shares of Macy’s common stock for each calendar quarter that could be purchased based on the dollars deferred, and dividend equivalents are determined by multiplying the dividends payable upon a share of common stock to a shareholder of record during such calendar quarter by the number of stock equivalents in the participant’s stock credit account at the beginning of each quarter, less the number of shares distributable or withdrawn during each quarter in which the credit is being made. Total value of the stock credits is determined at the end of each quarter based on the closing price of the Company’s common stock as of the last day of the quarter. Cash credit accounts reflect dollars deferred plus interest equivalents determined by applying to 100% of such participant’s cash credits at the beginning of each quarter, less amounts distributable or withdrawn during such quarter, an interest rate equal to one quarter of the interest rate payable on U.S. 5-year Treasury Notes as of the last day of each quarter. Deferred compensation is distributed in the fiscal year following the fiscal year in which termination of employment occurs.

2009 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
Lundgren	EDCP	0	0	0	0	0
Hoguet	EDCP	0	0	0	0	0
Greiner	EDCP	0	0	0	0	0
Klein	EDCP	0	0	3,282	0	210,308
Kronick	EDCP	0	0	0	0	0

(1)	These amounts are not included in the Summary Compensation Table.

(2)	The compensation deferred by Mr. Klein is deferred as stock credits. The portion of the aggregate balance that is attributable to Mr. Klein’s contributions was deferred in years prior to fiscal 2009 and, therefore, is not reported as compensation in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Termination Payments under Employment Agreements

Upon certain types of terminations of employment (other than a termination following a change in control of the company, which is addressed below) severance benefits may be paid to the Named Executives. Until the expiration of the current terms of their employment agreements, the severance benefits payable to each of the Named Executives are addressed in their employment agreements, and they would receive the benefits provided under those agreements. The Company is discontinuing the use of employment agreements at the end of their current terms. Once their employment agreements expire, the Named Executives other than Ms. Kronick will participate in the Company’s Executive Severance Plan (ESP). Ms. Kronick is not eligible to participate in the ESP since she is retiring shortly after the end of the term of her employment agreement. See the “Executive Severance and Change in Control Plans” discussion in the Compensation Discussion & Analysis.

Mr. Terry Lundgren.    In March 2007, Macy’s entered into an employment agreement with Mr. Lundgren with an expiration date of February 28, 2011. Pursuant to this agreement, Mr. Lundgren’s base salary increased to $1,500,000 on March 1, 2007. Mr. Lundgren’s employment agreement provides that if Macy’s terminates his employment for reasons other than “cause” or if Mr. Lundgren terminates his employment for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:

•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.

Generally, “cause” does not include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Macy’s or any act or omission in respect of which a determination could properly have been made by the Board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under the By-Laws or the laws of the State of Delaware.

Under the terms of his employment agreement, “good reason” is defined generally to include:

•

assignment of any duties materially inconsistent with Mr. Lundgren’s position, authority, duties or responsibilities, or any other action by Macy’s which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Macy’s to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Macy’s or to be reelected to membership on the Board; or

•	any purported termination by Macy’s of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.

In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.

Other Named Executives.    Macy’s has also entered into employment agreements with each of the other Named Executives. The current terms of the agreements expire/expired as follows:

Name	Expiration Date
Hoguet	June 30, 2011
Greiner	June 30, 2011
Klein	June 30, 2010
Kronick	January 30, 2010

The agreements provide that in the event that Macy’s terminates the executive other than for “cause” the executive would be entitled to receive base salary until the end of the term of the agreement. The term “cause” has the same definition as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain similar non-compete, non-solicitation and mitigation clauses.

Termination Payments under Executive Severance Plan

On October 23, 2009, the CMD Committee (and the Non-Employee Directors with respect to Mr. Lundgren) approved the Executive Severance Plan, referred to as the ESP. The ESP replaces individual employment agreements when they expire at the end of their current terms. Each of the Named Executives other than Ms. Kronick have elected to participate in the ESP. Ms. Kronick is not eligible to participate in the ESP since she is retiring shortly following the end of the term of her employment agreement.

To be eligible to participate in the ESP, generally a person must be an employee of the Company or one of its subsidiaries, divisions or controlled affiliates with a position at, equivalent to or above General

Merchandise Manager or Senior Vice President and must sign a non-compete, non-solicitation and confidential information agreement (the “restrictive covenant agreement”). Pursuant to the restrictive covenant agreement, the executive would agree, among other things, not to engage in specified activities in competition with the Company following termination of employment. The non-competition period would extend for a period of two years if the executive voluntarily terminates his or her employment or is involuntarily terminated by the Company for cause (as defined in the ESP). Except as described below with respect to Mr. Lundgren, the non-competition period would not apply if the executive is involuntarily terminated without cause. Mr. Lundgren has elected to sign a restrictive covenant agreement that provides that the non-competition period would apply to him even if he is involuntarily terminated by the Company without cause. In addition to the non-competition requirement, the restrictive covenant agreement provides that participants will not solicit the Company’s employees for two years following termination of employment and will preserve the confidentiality of the Company’s confidential information. Eligible executives who elect not to participate in the ESP will be covered by the Company’s basic severance plan once their current employment agreement terms expire.

Under his current employment agreement, upon an involuntary termination of his employment by the Company without cause or by him for good reason, Mr. Lundgren would be entitled to receive semi-monthly severance payments equal to his base salary and target annual bonus through the end of the term of his employment agreement. Under the ESP, upon (a) a voluntary termination of his employment by Mr. Lundgren if the Company fails to name him as the Company’s Chief Executive Officer or (b) an involuntary termination of his employment by the Company for reasons other than for cause (as defined in the ESP), Mr. Lundgren would be entitled to receive a lump sum severance payment equal to 54 months of base salary. In the event of an involuntary termination of his employment by the Company during the transition period before his employment agreement terminates, Mr. Lundgren (i) would be entitled to continue to receive semi-monthly severance payments equal to base salary and target bonus through the remaining term of his employment agreement and (ii) if the ESP would have provided a greater severance payment, Mr. Lundgren would receive a lump sum payment upon termination equal to the excess of the benefit he would have received under the ESP over the amounts payable to him pursuant to his employment agreement.

Under their current employment agreements, upon an involuntary termination of their employment by the Company, Mrs. Hoguet, Ms. Greiner and Mr. Klein would be entitled to continue to receive semi-monthly severance payments equal to base salary through the end of the terms of their employment agreements. Under the ESP, upon involuntary termination of their employment for reasons other than a termination by the Company for cause, each of them would be entitled to receive a lump sum severance payment equal to 24 months of base salary. In the event of an involuntary termination of their employment by the Company during the transition period before their employment agreements terminate, they (i) would be entitled to continue to receive semi-monthly severance payments equal to base salary for the remaining term of their respective employment agreements and (ii) if the ESP would have provided a greater severance payment, they would receive a lump sum payment upon termination equal to the excess of the benefit they would have received under the ESP over the amounts payable to them pursuant to their employment agreements.

Termination Payments under Change-in-Control Plan

Effective November 1, 2009, Macy’s adopted a Change in Control Plan, referred to as the CIC Plan, covering, among other participants, each of the Named Executives. The CIC Plan replaced the Company’s individual change-in-control agreements, which expired as of November 1, 2009. See the “Executive Severance and Change in Control Plans” discussion in the “Compensation Discussion & Analysis.”

Under the CIC Plan, each of the Named Executives could be entitled to certain severance benefits following a change in control of Macy’s. If, within the two years following a change in control, the Named Executive is terminated for any reason, other than death, disability or for cause, or if the Named Executive terminates his or her employment for “good reason,” then the Named Executive is entitled to:

•	a cash severance payment (generally paid in the form of a lump sum) that will be equal to two times the sum of:

•	his or her base pay (at the higher of the rate in effect at the change in control or the rate in effect at termination), and

•

the average annual bonus (if any) received for the three full fiscal years preceding the change in control (or, the “target” annual bonus for the year in which the change in control occurs if the change in control occurs prior to November 1, 2012); plus

•	a lump sum payment of any performance-based stock credit awards under Macy’s stock credit plans, at target, prorated to the date of termination; plus

•	a lump sum payment of an annual bonus for the year of termination, at target, prorated to the date of termination (this feature applies to all executives in the 1992 Bonus Plan); plus

•

release of any restrictions on restricted stock, including performance restricted stock upon the change in control (this feature applies to all participants with restricted stock granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	acceleration of any unvested stock options upon the change in control (this feature applies to all participants with stock options granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	a lump sum payment of all deferred compensation (this feature applies to all participants in the deferred compensation plan); plus

•

a lump sum payment of all retirement, supplementary retirement and 401(k) benefits upon termination or retirement (this feature applies to all participants in the retirement, supplementary retirement and 401(k) plans); plus

•	a retiree discount for life if at least 55 years of age with 15 years of service at termination (this feature applies generally to all associates).

In addition to the above amounts, the Named Executive would be entitled to an additional severance benefit equal to the value of the excess (if any) of (i) the lump sum value of his or her retirement benefits determined as if he or she had earned an additional two years of service, over (ii) the lump sum value of his or her retirement benefits determined as of the date of termination.

If the Named Executive does not engage in specified activities in competition with the Company during the first year following termination, he or she would be entitled to an additional “noncompetition” severance benefit at the end of the one-year period equal to:

•

a lump sum payment equal to one times (i) his or her base pay (at the higher of the rate in effect at the change in control or the rate in effect at termination), and (ii) the average annual bonus (if any) received for the three full fiscal years preceding the change in control (or, “target” bonus for the fiscal year in which the change in control occurs if the change in control occurs prior to November 1, 2012); plus

•

the value of the excess (if any) of (i) the lump sum value of his or her retirement benefits determined as if he or she had earned an additional one year of service, over (ii) the lump sum value of his or her retirement benefits determined as of the date of termination.

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by Section 409A of the Internal Revenue Code.

A “change in control” occurs in any of the following events:

•	a person has become the beneficial owner of securities representing 30% or more of the combined voting power of Macy’s; or

•

individuals who, on the effective date of the CIC Plan, constitute the directors of Macy’s or whose election as a director after such effective date was approved by at least two-thirds of the directors as of the effective date cease for any reason to constitute at least a majority of the Board; or

•

consummation of a reorganization, merger or consolidate or sale or other disposition of all or substantially all of the assets of the Company and, as a result of or immediately following such merger, consolidation, reorganization, sale or transfer, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Macy’s immediately prior to the transaction; or

•	the Company’s shareholders approve a complete liquidation or dissolution of the Company.

A change in control will not occur under the first bullet point above if the acquisition of stock is directly from the Company and has been approved by the Board or if Macy’s, an entity controlled by Macy’s or an employee benefit plan of Macy’s or any entity controlled by Macy’s discloses that it beneficially owns securities, whether more than 30% or otherwise.

“Good reason” under the CIC Plan means:

•	a material diminution in the executive’s base compensation; or

•	a material diminution in the executive’s authority, duties or responsibilities; or

•	a material change in the geographic location at which the executive must perform services to the Company; or

•	any other action or inaction that constitutes a material breach by Macy’s of an agreement under which the executive provides services.

The cash severance benefit payable under the CIC Plan would be reduced by all amounts actually paid by Macy’s to the executive pursuant to any other employment or severance agreement or plan to which the executive and Macy’s are parties or in which the executive is a participant. In addition, the severance benefits under the CIC Agreements are subject to reduction in certain circumstances if the excise tax imposed under 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

The following tables summarize the amounts payable to the Named Executives upon termination under certain circumstances, assuming that:

•	the executive’s employment terminated January 30, 2010;

•	the executive’s salary continues as it existed on January 30, 2010;

•	the executive’s employment agreement and the term of the employment agreement as of January 30, 2010 applies;

•	the CIC Plan applies; and

•	the stock price for Macy’s common stock is $15.93 per share (the closing price as of the last business day of fiscal 2009).

Payments and Benefits upon Termination as of the end of Fiscal 2009 ($)

T. Lundgren	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control		Death		Disability
Severance and accelerated benefits
Salary and target bonus (to the end of contract term)	0	4,062,500		0	0		0		0
Cash severance benefit (2 x salary plus bonus calculated per the CIC Plan)	0	0		0	7,500,000		0		0
Additional cash severance for non-compete (1x salary plus bonus calculated per CIC Plan)	0	0		0	3,750,000		0		0
Additional excess ESP cash severance benefit	0	2,687,500		0	0		0		0
Non-equity based incentive award (2009 bonus)	0	[	]	0	[	]	[	]	[	]
Equity Based incentive awards
a. Vesting of unvested stock options	0	4,177,299		0	4,177,299		4,177,299		4,177,299
b. Vesting of time-based restricted stock	0	1,194,750		0	1,194,750		1,194,750		1,194,750
c. Vesting of unvested stock credits	0	2,118,168		0	3,820,421		415,915		415,915
d. Vesting of performance RSUs	0	2,949,997		0	10,619,989		2,949,997		2,949,997
Retirement benefits	0	0		0	642,874		0		0
Other fringe benefits	0	0		0	0		0		0

Total of severance and accelerated benefits:	0	[	]	0	[	]	[	]	[	]

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	1,570,000	1,570,000		0	1,570,000		1,570,000		1,570,000
b. Previously vested stock credits	6,589,311	6,589,311		6,589,311	6,589,311		6,589,311		6,589,311
Vested cash balance pension benefit	202,365	202,365		202,365	202,365		202,365		202,365
Vested 401(k) plan balance	271,855	271,855		271,855	271,855		271,855		271,855
Vested supplementary retirement plan benefit	8,567,139	8,567,139		8,567,139	8,567,139		8,567,139		8,567,139
Other fringe benefits (e.g., retiree discount)	264,364	264,364		0	264,364		264,364		264,364
Deferred compensation balance previously vested	0	0		0	0		0		0

Total of previously vested equity and benefits:	17,465,034	17,465,034		15,630,670	17,465,034		17,465,034		17,465,034

Full “Walk-Away” Value:	17,465,034	[	]	15,630,670	[	]	[	]	[	]

K. Hoguet	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control		Death		Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	1,133,333		0	0		0		0
Cash severance benefit (2 x salary plus bonus calculated per the CIC Plan)	0	0		0	2,800,000		0		0
Additional cash severance for non-compete (1x salary plus bonus calculated per CIC Plan)	0	0		0	1,400,000		0		0
Additional excess ESP cash severance benefit	0	466,667		0	0		0		0
Non-equity based incentive awards (2009 bonus)	0	[	]	0	[	]	[	]	[	]
Equity Based incentive awards
a. Vesting of unvested stock options(a)	0	917,896		0	917,896		917,896		917,896
b. Vesting of time-based restricted stock	0	0		0	0		0		0
c. Vesting of unvested stock credits	0	465,112		0	838,833		91,390		91,390
d. Vesting of performance RSUs	0	0		0	2,409,492		669,303		669,303
Retirement benefits	0	0		0	266,425		0		0
Other fringe benefits	0	0		0	0		0		0

Total of severance and accelerated benefits:	0	[	]	0	[	]	[	]	[	]

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	180,950	180,950		0	180,950		180,950		180,950
b. Previously vested stock credits	1,447,249	1,447,249		1,447,249	1,447,249		1,447,249		1,447,249
Vested cash balance pension benefit	248,009	248,009		248,009	248,009		248,009		248,009
Vested 401(k) plan balance	570,049	570,049		570,049	570,049		570,049		570,049
Vested supplementary retirement plan benefit	2,184,232	2,184,232		2,184,232	2,184,232		2,184,232		2,184,232
Other fringe benefits (e.g., retiree discount)	209,578	209,578		0	209,578		209,578		209,578
Deferred compensation balance previously vested	0	0		0	0		0		0

Total of previously vested equity and benefits:	4,840,067	4,840,067		4,449,539	4,840,067		4,840,067		4,840,067

Full “Walk-Away” Value:	4,840,067	[	]	4,449,539	[	]	[	]	[	]

J. Greiner	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control		Death		Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	1,062,500		0	0		0		0
Cash severance benefit (2 x salary plus bonus calculated per the CIC Plan)	0	0		0	2,625,000		0		0
Additional cash severance for non-compete (1x salary plus bonus calculated per CIC Plan)	0	0		0	1,312,500		0		0
Additional excess ESP cash severance benefit	0	437,500		0	0		0		0
Non-equity based incentive awards (2009 bonus)	0	[	]	0	[	]	[	]	[	]
Equity Based incentive awards
a. Vesting of unvested stock options	0	917,896		0	917,896		917,896		917,896
b. Vesting of time-based restricted stock	0	0		0	0		0		0
c. Vesting of unvested stock credits	0	200,822		0	359,484		42,160		42,160
d. Vesting of performance RSUs	0	669,303		0	2,409,492		669,303		669,303
Retirement benefits	0	0		0	0		0		0
Other fringe benefits	0	0		0	0		0		0

Total of severance and accelerated benefits:	0	[	]	0	[	]	[	]	[	]

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	12,749	12,749		0	12,749		12,749		12,749
b. Previously vested stock credits	645,157	645,157		645,157	645,157		645,157		645,157
Vested cash balance pension benefit	165,578	165,578		165,578	165,578		165,578		165,578
Vested 401(k) plan balance	275,969	275,969		275,969	275,969		275,969		275,969
Vested supplementary retirement plan benefit	2,083,318	2,083,318		2,083,318	2,083,318		2,083,318		2,083,318
Other fringe benefits (e.g., retiree discount)	95,501	95,501		0	95,501		95,501		95,501
Deferred compensation balance, previously vested	0	0		0	0		0		0

Total of previously vested equity and benefits:	3,278,272	3,278,272		3,170,022	3,278,272		3,278,272		3,278,272

Full “Walk-Away” Value:	3,278,272	[	]	3,170,022	[	]	[	]	[	]

R. Klein	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control		Death		Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	416,667		0	0		0		0
Cash severance benefit (2 x salary plus bonus calculated per the CIC Plan)	0	0		0	3,500,000		0		0
Additional cash severance for non-compete (1x salary plus bonus calculated per CIC Plan)	0	0		0	1,750,000		0		0
Additional excess ESP cash severance benefit	0	1,583,333		0	0		0		0
Non-equity based incentive awards (2009 bonus)	0	[	]	0	[	]	[	]	[	]
Equity Based incentive award
a. Vesting of unvested stock options	0	917,896		0	917,896		917,896		917,896
b. Vesting of time-based restricted stock	0	214,736		0	214,736		214,736		214,736
c. Vesting of unvested stock credits	0	364,676		0	637,962		91,390		91,390
d. Vesting of performance RSUs	0	669,303		0	2,409,492		669,303		669,303
Retirement benefits	0	0		0	0		0		0
Other fringe benefits	0	0		0	0		0		0

Total of severance and accelerated benefits:	0	[	]	0	[	]	[	]	[	]

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	0	0		0	0		0		0
b. Previously vested stock credits	1,282,900	1,282,900		1,282,900	1,282,900		1,282,900		1,282,900
Vested cash balance pension benefit	264,871	264,871		264,871	264,871		264,871		264,871
Vested 401(k) plan balance	402,746	402,746		402,746	402,746		402,746		402,746
Vested supplementary retirement plan benefit	6,326,414	6,326,414		6,326,414	6,326,414		6,326,414		6,326,414
Other fringe benefits (e.g., retiree discount)	165,452	165,452		0	165,452		165,452		165,452
Deferred compensation balance previously vested	210,308	210,308		210,308	210,308		210,308		210,308

Total of previously vested equity and benefits:	8,652,691	8,652,691		8,487,239	8,652,691		8,652,691		8,652,691

Full “Walk-Away” Value:	8,652,691	[	]	8,487,239	[	]	[	]	[	]

S. Kronick	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control		Death		Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	0		0	0		0		0
Cash severance benefit (2 x salary plus bonus calculated per the CIC Plan)	0	0		0	3,850,000		0		0
Additional cash severance for non-compete (1x salary plus bonus calculated per CIC Plan)	0	0		0	1,925,000		0		0
Non-equity based incentive award (2009 bonus)	0	[	]	0	[	]	[	]	[	]
Equity Based incentive awards
a. Vesting of unvested stock options	0	917,896		0	917,896		917,896		917,896
b. Vesting of time-based restricted stock	0	0		0	0		0		0
c. Vesting of unvested stock credits	0	448,761		0	806,133		91,390		91,390
d. Vesting of performance RSUs	0	669,303		0	2,409,492		669,303		669,303
Retirement benefits	0	0		0	73,310		0		0
Other fringe benefits	0	0		0	0		0		0

Total of severance and accelerated benefits:	0	[	]	0	[	]	[	]	[	]

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options	160,388	160,388		0	160,388		160,388		160,388
b. Previously vested stock credits	1,420,494	1,420,494		1,420,494	1,420,494		1,420,494		1,420,494
Vested cash balance pension benefit	382,856	382,856		382,856	382,856		382,856		382,856
Vested 401(k) plan balance	1,095,165	1,095,165		1,095,165	1,095,165		1,095,165		1,095,165
Vested supplementary retirement plan benefit	5,374,390	5,374,390		5,374,390	5,374,390		5,374,390		5,374,390
Other fringe benefits (e.g., retiree discount)	170,256	170,256		0	170,256		170,256		170,256
Deferred compensation balance previously vested	0	0		0	0		0		0

Total of previously vested equity and benefits:	8,603,548	8,603,548		8,272,905	8,603,548		8,603,548		8,603,548

Full “Walk-Away” Value:	8,603,548	[	]	8,272,905	[	]	[	]	[	]

Philanthropic Matching Gift Program

All Macy’s employees, including the Named Executives, may participate in the matching philanthropic gift program of the Macy’s Foundation. Under this program, the Macy’s Foundation will match up to a total of $22,500 in gifts made by the employee to approved charities in any calendar year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Macy’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Macy’s with copies of all Section 16(a) reports they file.

To Macy’s knowledge, based solely on a review of the copies of reports furnished to Macy’s and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2008, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed, except for one late Form 4 filing by Dennis J. Broderick, the Company’s general counsel, to report an intraplan transfer of shares from the Company stock fund in the Company’s 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

POLICY ON RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written policy for approval of transactions in which Macy’s was or is to be a participant, in which the amount involved exceeds $120,000 and in which any Director, executive officer or 5% or greater shareholder (or any immediate family member of any such person) has a direct or indirect material interest (“Related Person Transaction”). In addition to the requirements described above, the policy includes a list of categories of transactions identified by the Board as having no significant potential for actual or apparent conflict of interest or improper benefit to a person, and thus are not subject to review by the NCG Committee. These excluded transactions include, among other items, ordinary course transactions with other entities and charitable contributions that do not exceed certain dollar thresholds. A copy of this policy is available on the Company’s website at www.macysinc.com/investors/governance. In addition, Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify Related Person Transactions and both actual and potential conflicts of interest. Macy’s also makes appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of these individuals also serve as directors or executive officers. See “Further Information Concerning the Board of Directors – Director Independence.” Macy’s general counsel reviews any identified transactions and determines, based on the facts and circumstances, whether the Director or executive officer has a direct or indirect material interest in the transaction. If he determines that the individual has a direct or indirect material interest in a transaction he brings the matter to the attention of the NCG Committee for further review. Based upon records available to the Company, there were no Related Person Transactions in fiscal 2009.

In addition, under its Non-Employee Director Code of Business Conduct and Ethics and its Code of Conduct, Macy’s requires all employees, including its officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, including by having a financial interest in suppliers. Any circumstances that may compromise their ability to perform independently must be disclosed to Macy’s general counsel, or in the case of the Named Executives and the Non-Employee Directors, must be disclosed to the chair of the NCG Committee.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.

The Audit Committee has reviewed and discussed with Macy’s management and KPMG LLP the audited financial statements of Macy’s contained in Macy’s Annual Report to shareholders for fiscal 2009. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Macy’s Annual Report on Form 10-K for fiscal 2009, filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Joseph Neubauer, Chairperson

Stephen F. Bollenbach

Joyce M. Roché

Marna C. Whittington

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Proposals for the 2011 Annual Meeting.    You may submit proposals on matters appropriate for shareholder action at Macy’s annual shareholders’ meetings in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Macy’s proxy materials relating to its 2011 annual meeting of shareholders, you must satisfy all applicable requirements of Rule 14a-8 and Macy’s must receive such proposals no later than December 10, 2010.

Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that shareholders intending to bring any business before an annual meeting of shareholders deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to shareholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the shareholder set forth a description of the business to be brought before the meeting and certain information concerning the shareholder proposing such business, including such shareholder’s name and address, the class and number of shares of Macy’s capital stock that are owned beneficially by such shareholder and any material interest of such shareholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any shareholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to shareholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors — Director Nominations by Shareholders.”

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

The cost of preparing, assembling and mailing the proxy material will be borne by Macy’s. Macy’s Annual Report for fiscal 2009, which is being mailed to the shareholders with this proxy statement, is not to be regarded as proxy soliciting material. Macy’s may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Macy’s, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Macy’s will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Macy’s has engaged the firm of Georgeson, Inc., of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Macy’s will not substantially exceed $9,000.

March 31, 2010

PLEASE CAST YOUR VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED

PROXY CARD. IF YOU CHOOSE TO CAST YOUR VOTE BY COMPLETING THE

ENCLOSED PROXY CARD, PLEASE RETURN IT PROMPTLY IN THE

ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO

POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A

POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT

SERVICES BY OUTSIDE AUDITORS

I.	Authority to Approve Non-Audit Services

Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).

A.  The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.

B.  Pre-approval is not required for any Permitted NAS if:

1.  the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Macy’s to its auditors during the fiscal year in which the Permitted NAS are provided;

2.  the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and

3.  the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter

A.  The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Macy’s during the course of the year covered by the engagement and contemplated at the time of the engagement.

1.  In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.

B.  Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.

1 The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

A-1

1.  The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.

•	Whether the service is being performed principally for the Audit Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Macy’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Macy’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Macy’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Macy’s; and

•	The size of the fee(s) for the non-audit service(s).

III.	Annual Assessment of Policy

The Committee will determine on an annual basis whether to amend this policy.

A-2

Appendix B

MACY’S, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSED AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MACY’S, INC.

[marked to show changes from current document]

Macy’s, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.	The name of the corporation is Macy’s, Inc. The Corporation was originally incorporated under the name of Macy Acquiring Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 13, 1985.

B.	This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Second Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C.	The Amended and Restated Certificate of Incorporation shall read in its entirety as follows:

“AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MACY’S, INC.

FIRST.    The name of the corporation is Macy’s, Inc. (the “Company”).

SECOND.    The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Company’s registered agent at such address is Corporation Service Company.

THIRD.    The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.     Section 1.    Authorized Capital Stock.    The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 1,125,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share, and 125,000,000 shares of Preferred Stock, par value $0.01 per share.

Section 2.    Preferred Stock.    The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

Section 3.    Common Stock.    Except as may otherwise be provided in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

FIFTH.    The Board may make, amend, and repeal the By-Laws of the Company. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-Law so made or amended) or by the stockholders in the manner provided in the By-Laws of the Company. ~~Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, By-Laws 1, 3(a), 8, 10, 11, 12, 13, and 38 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class; provided, however, that if any such proposed amendment or repeal or adoption of an inconsistent provision is approved by the affirmative vote of the holders of a majority, but less than 80%, of the Voting Stock, voting together as a single class, such proposed amendment, repeal, or adoption of an inconsistent provision will become effective 12 months~~

 ~~after such approval~~. The Company may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. ~~For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.~~

SIXTH.    Subject to the rights of the holders of any series of Preferred Stock:

(a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders; and

(b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the “Chairman”), (ii) the Secretary of the Company (the “Secretary”) within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the “Whole Board”), and (iii) as provided in By-Law 3.

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Company. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth; provided, however, that if any proposed amendment or repeal of, or adoption of provision inconsistent with, clause (b) of the first sentence of this Article Sixth is approved by the affirmative vote of the holders of a majority, but less than 80%, of the Voting Stock, voting together as a single class, such proposed amendment, repeal, or adoption of an inconsistent provision will become effective 12 months after such approval.~~

SEVENTH.    Section 1.     Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 16 and will be fixed from time to time in the manner described in the By-Laws of the Company. ~~At the annual meeting of stockholders to be held in 2006, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the next following annual meeting of stockholders, at the annual meeting of stockholders to be held in 2007, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the next following annual meeting of stockholders, and at the annual meeting of stockholders to be held in 2008 and~~ Directors shall be elected at each annual meeting of stockholders ~~thereafter, each of the Directors shall be elected~~ for a term expiring at the next following annual meeting of stockholders. In each case, Directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office until his or her successor has been elected and qualified. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of Directors.

Section 2.    Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the By-Laws of the Company.

Section 3.    Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

Section 4.    Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least ~~80%~~a majority of the Voting Stock present or represented by proxy at such meeting and actually voted on the matter, voting together as a single class, may remove such Director or Directors. If, at the time of any such meeting, the Board is classified as provided in Section 141(d) of the DGCL (or in any successor provision thereto), such removal may be effected only for cause.

~~Section 5.    Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, Sections 2 through 5 of this Article Seventh.~~

~~EIGHTH.    Section 1.     Business Combinations With Interested Stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the Company will not engage in any Business Combination with any Interested Stockholder for a period of three years following the date that such stockholder became an Interested Stockholder, unless (a) prior to such date the Board approved the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares Owned by (i) Persons who are Directors and also officers of the Company and (ii) employee stock plans maintained by the Company or any direct or indirect majority-owned subsidiary of the Company in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the Voting Stock which is not Owned by the Interested Stockholder.~~

~~Section 2.    Exceptions~~. ~~The restrictions contained in Section 1 of this Article Eighth will not apply if:~~

~~(a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests sufficient shares so that such stockholder ceases to be an Interested Stockholder and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition; or~~

~~(b) the Business Combination is proposed prior to the consummation or abandonment and subsequent to the earlier of the public announcement or the notice required under this paragraph (b) of a proposed transaction which~~

~~(i) constitutes one of the transactions described in the second sentence of this paragraph (b);~~

~~(ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board; and~~

~~(iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors.~~

~~The proposed transactions referred to in the preceding sentence of this paragraph (b) are limited to~~

~~(x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the Delaware General Corporation Law as in effect on the effective date of the plan of reorganization of R. H. Macy & Co., Inc. and certain of its subsidiaries as confirmed by the United States Bankruptcy Court for the Southern District of New York in Case Nos. 92 B 40477 (BRL) (the “Macy’s Plan of Reorganization”) (the “DGCL”), no vote of the stockholders of the Company is or would have been required);~~

~~(y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly owned subsidiary of the Company or to the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company, or~~

~~(z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Stock.~~

~~The Company will give at least 20 calendar days notice to all Interested Stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph (b).~~

~~Section 3.    Certain Definitions. For purposes of this Article Eighth:~~

~~(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled By, or is Under Common Control With another Person.~~

~~(b) “Associate,” when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is a Director, officer, or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.~~

~~(c) “Business Combination” means:~~

~~(i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Stockholder or (B) with any other corporation if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 1 of this Article Eighth is not applicable to the surviving corporation;~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Company, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;~~

~~(iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Stockholder, except (A) pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into stock of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Company subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of such stock, or (D) any issuance or transfer of stock by the Company; provided, however, that in no case under subclauses (B), (C), or (D) of this clause (iii) will there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Company or of the Voting Stock;~~

~~(iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is owned by the Interested Stockholder, except as a result~~

 ~~of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or~~

~~(v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses (i)-(iv) of this paragraph (c)) provided by or through the Company or any direct of indirect majority-owned subsidiary of the Company.~~

~~(d) “Control,” including the terms “Controlling,” “Controlled By,” and “Under Common Control With,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise. A Person who is the Owner of 20% of more of a corporation’s outstanding stock entitled to vote generally in the election of directors will be presumed to have Control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control will not apply where such Person holds such voting stock, in good faith and not for the purpose of circumventing this Article Eighth, as an agent, bank, broker, nominee, custodian, or trustee for one or more Owners who do not individually or as a group have Control of such corporation.~~

~~(e) “Interested Stockholder” means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the Owner of 15% or more of the Voting Stock or (ii) is an Affiliate or Associate of the Company and was the Owner of 15% or more of the outstanding Voting Stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person; provided, however,~~ t~~hat the term Interested Stockholder will not include any Person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless and until such Person thereafter acquires additional shares of Voting Stock, except as a result of further corporate action not caused, directly or indirectly, by such Person; provided further~~, ~~however, that a Person will not be deemed to be an Interested Stockholder solely by reason of such Person, and the Affiliates and Associates of such Person, receiving, or having the right to receive, shares of Common Stock, or securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock, pursuant to the Macy’s Plan of Reorganization unless and until such time on or after the effective date of the Macy’s Plan of Reorganization as (A) such Person or any Affiliate or Associate of such Person becomes the Owner of additional Voting Stock representing 1% or more of the outstanding Voting Stock otherwise than pursuant to the Macy’s Plan of Reorganization or as a result of a stock dividend, stock split, or similar transaction effected by the Company in which all holders of each class or series of Voting Stock are treated equally with all other holders of such class or series of Voting Stock or (B) any Person which Owns Voting Stock representing 1% or more of the outstanding Voting Stock and was not an Affiliate or Associate of such Person as of the effective date of the Macy’s Plan of Reorganization subsequently becomes an Affiliate or Associate of such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock deemed to be outstanding will include stock deemed to be Owned by such Person through application of paragraph (f) of this Section 3 but will not include any other unissued stock of the Company that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, options, or other rights.~~

~~(f) “Owner” including the terms “Own,” “Owned,” and “Ownership” when used with respect to any stock means a Person that individually or with or through any of its Affiliates or Associates:~~

~~(i) beneficially owns such stock, directly or indirectly; or~~

~~(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights; provided~~, ~~however, that a Person will not be deemed the Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange or (B) the right to vote such stock pursuant to any agreement, arrangement, or understanding; provided, however, that a Person will not be deemed to be the Owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or~~

~~(iii) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in subclause (B) of clause (ii) of this paragraph (f)), or disposing of such stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.~~

~~(g) “Person” means any individual, corporation, partnership, unincorporated association, or other entity.~~

~~Section 4.    Powers of The Board. For purposes of this Article Eighth, a majority of the Whole Board will have the power to make all determinations pursuant to this Article Eighth, including with respect to (a) whether a Person is an Interested Stockholder, (b) the number of shares of Voting Stock owned by a Person, (c) whether a Person is an Affiliate or Associate of another Person, and (d) the aggregate fair market value of assets and stock of the Company.~~

~~Section 5.    Interpretations. Each of the provisions of this Article Eighth which is also a part of Section 203 of the DGCL will be interpreted in a manner consistent with the judicial interpretations that have been, or may in the future be, rendered with respect to Section 203 of the DGCL.~~

~~Section 6.    Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Eighth. An amendment or repeal, or adoption of any provision inconsistent with, this Article Eighth adopted pursuant to this Section 6 shall not be effective until 12 months after the adoption of such amendment, repeal, or adoption of an inconsistent provision, and will not apply to any Business Combination between the Company and any Person who became an Interested Stockholder on or prior to such amendment, repeal, or adoption of an inconsistent provision.~~

EIGHTH.    [RESERVED]

NINTH.    To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

TENTH.    Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect.

~~Persons in respect of whom indemnity obligations were deemed to have been assumed by Federated Department Stores, Inc. (a predecessor to the Company) pursuant to Article V.E.3 of the plan of reorganization of Federated Department Stores, Inc., Allied Stores Corporation, and certain of their subsidiaries as confirmed by the United States Bankruptcy Court for the Southern District of Ohio, Western Division, in Consolidated Case No. 1-90-00130 (the “Federated Plan of Reorganization”) and Section 365 of title 11 of the United States Code as in effect on the effective date of the Federated Plan of Reorganization (the “Bankruptcy Code”) or in respect of whom indemnity obligations arose thereafter or may arise in the future by reason of such person’s service as a director, officer, or employee of the Company, will be deemed to have served at the request of the predecessors of the Company to the extent that they served as directors, officers, or employees of Federated Stores, Inc. (“FSI”) or any of its affiliates (as defined in Section 101(2) of the Bankruptcy Code) prior to the effective date of the Federated Plan of Reorganization; provided, however, that the indemnity provided for in this Article Tenth will not apply to any person who continued to serve as a director of Ralphs Grocery Company (“Ralphs”) as of or following the effective date of the Federated Plan of Reorganization notwithstanding the immediately preceding sentence of this Article Tenth to the extent that the action, suit, or proceeding in respect of which a claim for indemnification is made relates to or arises out of such person’s service as a director, officer, or employee of Ralphs at any time after the effective date of the Federated Plan of Reorganization.~~

The right of indemnification provided in this Article Tenth

~~(a)~~ will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to ~~the Agreement and Plan of Merger, dated as of August 16, 1994, by and between R. H. Macy & Co., Inc. and Federated Department Stores, Inc. (the “Merger Agreement”) or~~ any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts)~~, and~~

~~(b) will be applicable to matters otherwise within its scope (with each reference in the first sentence of this Article Tenth to the “Company” being deemed for purposes of this sentence to include all predecessors of the Company) whether or not such matters arose or arise before or after the adoption of this Article Tenth except to the extent that the obligation of the Company or its predecessors to provide such indemnification would otherwise have terminated as expressly provided in Article V.D.1 of the Macy’s Plan of Reorganization or Article V.E.3 of the Federated Plan of Reorganization~~.

Without limiting the generality or the effect of the foregoing, the Company may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Tenth or the DGCL. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

~~ELEVENTH.    The Company will not issue nonvoting capital stock to the extent prohibited by Section 1123 of the Bankruptcy Code; provided, however, that this Article Eleventh (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.~~ ”

MACY’S, INC. 7 WEST 7TH STREET CINCINNATI, OH 45202-2471

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2010. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received prior to 11:59 P.M. Eastern Time on May 13, 2010.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21138-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MACY’S INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4.
Vote on Directors
1.	ELECTION OF DIRECTORS			☐	☐	☐
Nominees:
	01) Stephen F. Bollenbach	05) Terry J. Lundgren		09) Craig E. Weatherup
	02) Deirdre P. Connelly	06) Joseph Neubauer		10) Marna C. Whittington
	03) Meyer Feldberg	07) Joseph A. Pichler
	04) Sara Levinson	08) Joyce M. Roché
Vote on Proposal									For	Against	Abstain
2.	The proposed ratification of the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 29, 2011.								☐	☐	☐
3.	The proposed approval of an amendment and restatement of the Company’s Certificate of Incorporation.								☐	☐	☐
4.	A shareholder proposal regarding majority voting in director elections.								☐	☐	☐
5.	In their discretion, upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, and this proxy is returned, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For purposes of the 2010 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side. This proxy is governed by the laws of the State of Delaware.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M21139-TBD

MACY’S, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2010

The undersigned Stockholder(s) hereby appoint(s) Meyer Feldberg and Marna C. Whittington, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macy’s, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on May 14, 2010, at the Macy’s, Inc. corporate offices located at 7 West 7th Street, Cincinnati, Ohio 45202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MACY’S, INC. 7 WEST 7TH STREET CINCINNATI, OH 45202-2471

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2010. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received prior to 11:59 P.M. Eastern Time on May 12, 2010.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21140-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MACY’S INC. THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4. Vote on Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS			☐	☐	☐
Nominees:
	01) Stephen F. Bollenbach	05) Terry J. Lundgren		09) Craig E. Weatherup
	02) Deirdre P. Connelly	06) Joseph Neubauer		10) Marna C. Whittington
	03) Meyer Feldberg	07) Joseph A. Pichler
	04) Sara Levinson	08) Joyce M. Roché
Vote on Proposal									For	Against	Abstain
2.	The proposed ratification of the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 29, 2011.								☐	☐	☐
3.	The proposed approval of an amendment and restatement of the Company’s Certificate of Incorporation.								☐	☐	☐
4.	A shareholder proposal regarding majority voting in director elections.								☐	☐	☐
5.	In their discretion, upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, and this proxy is returned, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For purposes of the 2010 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side. This proxy is governed by the laws of the State of Delaware.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M21141-TBD

MACY’S, INC.

To: J.P. Morgan Chase Bank, as Trustee for the Macy’s, Inc. Profit Sharing 401(k) Investment Plan.

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2010

I acknowledge receipt of the Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Macy’s, Inc. to be held on May 14, 2010, and the related Proxy Instructions.

As to my proportional interest in any stock of Macy’s, Inc. registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Macy’s, Inc. I understand that if I sign this instruction card on the other side and return it without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted by you in accordance with the recommendations of the Board of Directors of Macy’s, Inc. as to Items 1, 2, 3 and 4. If my voting instructions are not received by 11:59 p.m. Eastern Time on May 12, 2010, I understand that you will vote my proportional interest in the same ratio as you vote the proportional interest for which you receive instructions from other plan participants.

If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEM 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE